EXHIBIT 4(ii)(b)

                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                                      among

                           AAC FUNDING PARTNERSHIP III
                                   as Borrower

                                       and

                CERTAIN AFFILIATES OF AAC FUNDING PARTNERSHIP III
                                  as Guarantors

                                       and

                          THE LENDERS IDENTIFIED HEREIN

                                       and

                                NATIONSBANK, N.A.
                             as Administrative Agent

                          DATED AS OF DECEMBER 7, 1998

                                TABLE OF CONTENTS



SECTION 1  DEFINITIONS AND ACCOUNTING TERMS..................................2
            1.1 Definitions..................................................2
            1.2 Computation of Time Periods and
                  Other Definition Provisions...............................19
            1.3 Accounting Terms............................................19

SECTION 2  CREDIT FACILITY..................................................20
            2.1 Term Loans..................................................20

SECTION 3  GENERAL PROVISIONS APPLICABLE TO LOANS...........................21
            3.1 Interest....................................................21
            3.2 Place and Manner of Payments................................22
            3.3 Prepayments.................................................22
            3.4 Commitment Fee..............................................23
            3.5 Payment in full at Maturity.................................23
            3.6 Computations of Interest and Fees...........................23
            3.7 Pro Rata Treatment..........................................24
            3.8 Sharing of Payments.........................................25
            3.9 Capital Adequacy............................................25
            3.10 Inability To Determine Interest Rate.......................26
            3.11 Illegality.................................................26
            3.12 Requirements of Law........................................27
            3.13 Taxes......................................................28
            3.14 Indemnity..................................................30

SECTION 4  GUARANTY.........................................................31
            4.1 Guaranty of Payment.........................................31
            4.2 Obligations Unconditional...................................31
            4.3 Modifications...............................................32
            4.4 Waiver of Rights............................................33
            4.5 Reinstatement...............................................33
            4.6 Remedies....................................................33
            4.7 Limitation of Guaranty......................................34
            4.8 Additional Waivers..........................................34

SECTION 5  CONDITIONS PRECEDENT.............................................35
            5.1 Closing Conditions..........................................35

SECTION 6  REPRESENTATIONS AND WARRANTIES...................................40
            6.1 Financial Condition.........................................40
            6.2 No Material Change..........................................40
            6.3 Organization and Good Standing..............................41
            6.4 Due Authorization...........................................41

            6.5 No Conflicts................................................41
            6.6 Consents....................................................41
            6.7 Enforceable Obligations.....................................41
            6.8 No Default..................................................42
            6.9 Ownership...................................................42
            6.10 Indebtedness...............................................42
            6.11 Litigation.................................................42
            6.12 Taxes......................................................42
            6.13 Compliance with Law........................................42
            6.14 Compliance with ERISA......................................43
            6.16 Use of Proceeds; Margin Stock..............................44
            6.17 Government Regulation......................................44
            6.18 Environmental Matters......................................45
            6.19 Solvency...................................................46
            6.20 Investments................................................46
            6.21 Location of Collateral.....................................46
            6.22 Disclosure.................................................46
            6.23 Licenses, etc. ............................................47
            6.24 No Burdensome Restrictions.................................47
            6.25 Collateral Documents.......................................47

SECTION 7  AFFIRMATIVE COVENANTS............................................47
            7.1 Information Covenants.......................................48
            7.2 Financial Covenants.........................................51
            7.3 Preservation of Existence, Franchises, and
                  Management Agreements.....................................52
            7.4 Books and Records...........................................52
            7.5 Compliance with Law.........................................52
            7.6 Payment of Taxes and Other Indebtedness.....................53
            7.7 Insurance...................................................53
            7.8 Maintenance of Property.....................................54
            7.9 Performance of Obligations..................................54
            7.10 Use of Proceeds............................................54
            7.11 Audits/Inspections.........................................55
            7.12 Additional Credit Parties..................................55
            7.13 Refinancing of Collateral Properties.......................55
            7.14 Collateral.................................................55

SECTION 8  NEGATIVE COVENANTS...............................................56
            8.1 Indebtedness................................................56
            8.2 Liens.......................................................56
            8.3 Nature of Business..........................................57
            8.4 Consolidation and Merger....................................57
            8.5 Sale or Lease of Assets.....................................57
            8.6 Advances, Investments and Loans.............................57
            8.8 Transactions with Affiliates................................58

            8.9 Fiscal Year; Organizational Documents.......................58
            8.10 Limitations................................................58
            8.11 Negative Pledges...........................................58
            8.12 Subordinated Debt..........................................59

SECTION 9  EVENTS OF DEFAULT................................................59
            9.1 Events of Default...........................................59
            9.2 Acceleration; Remedies......................................62
            9.3 Allocation of Payments After Event of Default...............62

SECTION 10 AGENCY PROVISIONS................................................63
            10.1 Appointment................................................63
            10.2 Delegation of Duties.......................................64
            10.3 Exculpatory Provisions.....................................64
            10.4 Reliance on Communications.................................64
            10.5 Notice of Default..........................................65
            10.6 Non-Reliance on Agents and Other Lenders...................65
            10.7 Indemnification............................................66
            10.8 Agents in Their Individual Capacity........................66
            10.9 Successor Agent............................................66

SECTION 11 MISCELLANEOUS....................................................67
            11.1 Notices....................................................67
            11.2 Right of Set-Off...........................................67
            11.3 Benefit of Agreement.......................................67
            11.4 No Waiver; Remedies Cumulative.............................70
            11.5 Payment of Expenses; Indemnification.......................70
            11.6 Amendments, Waivers and Consents...........................71
            11.11 Governing Law; Jurisdiction...............................72
            11.12 Waiver of Jury Trial......................................73
            11.13 Time......................................................73
            11.14 Severability..............................................73
            11.15 Entirety..................................................73
            11.16 Binding Effect............................................74
            11.17 Confidentiality...........................................74
            11.18 Continuance of Indebtedness and Collateral................74

SCHEDULES

Schedule 1.1(b)                  Underwriting Criteria and Due Diligence Package
Schedule 1.1(c)                  Term Loan Commitment Percentages
Schedule 6.10                    Indebtedness
Schedule 6.15                    Organization Structure
Schedule 6.18                    Environmental Matters
Schedule 6.21(a)                 Collateral Property Locations
Schedule 6.21(b)                 Personal Property Locations
Schedule 6.21(c)                 Chief Executive Offices
Schedule 7.3                     Management Agreements
Schedule 7.7(a)                  Insurance Coverage
Schedule 7.7(b)                  Borrower's Use of Insurance Proceeds
Schedule 8.2                     Liens
Schedule 8.6                     Investments
Schedule 8.8                     Affiliate Transactions
Schedule 11.1                    Notices


EXHIBITS

Exhibit 2.1(e)                   Form of Notice of Continuation/Conversion
Exhibit 2.1(g)                   Form of Term Note
Exhibit 7.1(d)                   Form of Officer's Certificate
Exhibit 7.12                     Form of Joinder Agreement
Exhibit 11.3                     Form of Assignment Agreement

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT



            THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Credit Agreement") is entered into as of December 7, 1998 among AAC FUNDING PARTNERSHIP III, a Delaware general partnership ("Borrower"), UNITED DOMINION REALTY, L.P., a
Virginia limited partnership, UNITED DOMINION REALTY TRUST, INC., a Virginia corporation, COASTAL ANAHEIM PROPERTIES, LLC, a Delaware limited liability company, WINDWARD POINT, LLC, a California limited liability company, REGENCY PARK, L.P., an Indiana limited partnership, and AAC FUNDING PARTNERSHIP II, a Delaware general partnership (each individually a "Guarantor" and collectively the "Guarantors"), the Lenders (as defined herein), NATIONSBANC MONTGOMERY SECURITIES LLC, as Lead Arranger and Book Manager and NATIONSBANK, N.A., successor by merger to NationsBank of Texas, N.A. ("NationsBank"), as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").

                                    RECITALS

            WHEREAS, the Borrower, American Apartment Communities II, L.P. ("AAC II, L.P."), American Apartment Communities II, Inc. ("AAC"), American Apartment Communities Operating Partnership, L.P., AAC Funding Partnership II, the Lenders and the Administrative Agent entered into a Credit Agreement, dated as of December 20, 1996 (as modified by that certain Modification Agreement dated as of December 20, 1996 and that certain Second Modification Agreement dated as of April 18, 1997, as amended by that certain First Amendment to Credit Agreement dated as of August 15, 1997 and as further amended, modified or supplemented, the "Existing Credit Agreement"), pursuant to which the Lenders agreed to provide the Borrower with a revolving credit facility in an aggregate amount of up to $100 million;

            WHEREAS, pursuant to (i) an Agreement and Plan of Merger dated as of September 10, 1998, AAC merged with and into United Dominion Realty Trust, Inc. ("UDRT") with UDRT being the surviving entity and (ii) a Partnership Interest Purchase and Exchange Agreement dated as of September 10, 1998, United Dominion Realty, L.P. ("UDRLP") acquired all of the partnership interests in AAC II, L.P.;

            WHEREAS, pursuant to an Assignment, Assumption and Consent Agreement of even date herewith among the Borrower, the Guarantors, the Administrative Agent and the Lenders, UDRT and UDRLP agreed to assume all of the rights, duties and obligations of UDRT and AAC II, L.P., respectively, under this Credit Agreement and the other Credit Documents and to become "Guarantors" and "Credit Parties" for purposes of this Credit Agreement and the other Credit Documents; and

            WHEREAS, the Lenders have agreed to amend and restate the Existing Credit Agreement to replace AAC II, Inc. and AAC II, L.P. as Guarantors, respectively, with UDRT and UDRLP, to convert the revolving credit facility to a term loan credit facility and to make certain other modifications to the Credit Agreement on the terms and conditions hereinafter set forth.

            NOW, THEREFORE,  IN CONSIDERATION of the premises and other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:


                                    SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS

            1.1         Definitions.

            As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

                        "AAC II, Inc." means American Apartment  Communities II,
            Inc., a Maryland corporation, together with its successors and permitted assigns.

                        "AAC II, L.P." means American Apartment  Communities II,
            L.P., a Delaware limited partnership, together with its successors and permitted assigns.

                        "AAC  Funding  II" means AAC Funding  Partnership  II, a
            Delaware general partnership, together with its successors and permitted assigns.

                        "Additional Credit Party" means each Person that becomes
            a Guarantor after the Closing Date, as provided in Section 7.12.

                        "Adjusted  Eurodollar  Rate"  means,  for  the  Interest
            Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                 Adjusted Eurodollar Rate =              Eurodollar Rate
                                               ---------------------------------
                                               1 - Eurodollar Reserve Percentage

                        "Administrative  Agent" means NationsBank,  N.A. (or any
            successor thereto) or any successor administrative agent appointed pursuant to Section 10.9.

                        "Agents"   means  the   Administrative   Agent  and  the
            Collateral Agent and any successors and assigns in any such capacity.

                        "Affiliate" means, with respect to any Person, any other
            Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation or partnership if such Person possesses, directly or indirectly, the power (i) to vote 25% or more of the securities having ordinary voting power for the election of directors of such corporation or to vote 25% or more of the partnership interests of such partnership or (ii) to direct or cause direction of the management and policies of such corporation or partnership, whether through the ownership of voting securities, as managing or general partner, by contract or otherwise.

                        "Agency Services Address" means NationsBank,  N.A., 6610
            Rockledge Drive, 6th Floor, MD2-600-06-13, Bethesda, Maryland 20817-1876, Attn: Loan Administration, or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

                        "Asset  Disposition" means any disposition of any or all
            of the assets (including without limitation (i) any sale or refinancing of a Collateral Property or (ii) any sale of the capital stock or partnership interests of a Subsidiary to an unrelated third party) of any Credit Party whether by sale, lease, transfer or otherwise.

                        "Assignment,  Assumption  and Consent  Agreement"  means
            that certain Assignment, Assumption and Consent Agreement, dated as of the date hereof, among the Borrower, the Guarantors, AAC II, Inc., AAC II, L.P., the Administrative Agent and the Lenders.

                        "Assignment  of  Leases"  means  an  assignment  of  all
            leases, rents, income, issues and profits with respect to any Collateral Property.

                        "Bankruptcy  Code" means the Bankruptcy Code in Title 11
            of the United States Code, as amended, modified, succeeded or replaced from time to time.

                        "Base  Rate"  means,  for any day,  the  rate per  annum
            (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                        "Base Rate Loan"  means any Loan  bearing  interest at a
            rate determined by reference to the Base Rate.

                        "Borrower" means AAC Funding Partnership III, a Delaware
            general partnership, together with any successors and permitted assigns.

                        "Business  Day" means any day other than a  Saturday,  a
            Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Charlotte, North Carolina, Bethesda, Maryland or New York, New York; provided that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

                        "Businesses"  has  the  meaning  set  forth  in  Section
            6.18(a)(i).

                        "Capital  Expenditures"  means all  expenditures  of the
            Credit Parties and their Subsidiaries which, in accordance with GAAP, would be classified as capital expenditures, including, without limitation, Capital Leases.

                        "Capital  Lease"  means,  as applied to any Person,  any
            lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                        "Cash   Equivalents"  means  (a)  securities  issued  or
            directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time and demand deposits and certificates of deposit of (i) any Lender or any of its Affiliates, (ii) any domestic commercial bank having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition,
            (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which a Credit Party shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

                        "Change of Control" means any one of the following:  (a)
            UDRLP shall fail to own at least 99% of the voting and economic equity interests of the Borrower or AAC Funding III, Inc. shall fail to own at least 1% of the voting and economic equity interests of the Borrower, or (b) UDRT shall fail to own (i) at least 50.1% of the voting interests of UDRLP and (ii) directly or indirectly, 60% of the economic equity interests of UDRLP.

                        "Closing Date" means the date hereof.

                        "Coastal"  means  Coastal  Anaheim  Properties,  LLC,  a
            Delaware limited liability company, together with its successors and permitted assigns.

                        "Code"  means  the  Internal  Revenue  Code of 1986,  as
            amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                        "Collateral"  means all  collateral  referred  to in and
            covered by the Collateral Documents.

                        "Collateral  Agent"  means  NationsBank,  N.A.  (or  any
            successor thereto) or any successor collateral agent appointed pursuant to Section 10.9.

                        "Collateral Documents" means the Security Agreement, the
            Mortgage Documents and such other documents executed and delivered in connection with the attachment and perfection of the Lenders' security interests in the Collateral Properties and the personal property owned by the Borrower and its Subsidiaries, including, without limitation, the Mortgage Policies and UCC financing statements.

                        "Collateral  Guarantor"  means any Guarantor that owns a
            parcel of Collateral Property.

                        "Collateral  Properties"  means  each Real  Property  as
            designated as a Collateral Property on Schedule 6.21(a).

                        "Collateral  Properties  Leverage Ratio" means the ratio
            of (i) the aggregate principal amount of the Term Loan outstanding to (ii) Net Operating Income (less reserves of $300 per unit per year) divided by 0.095.

                        "Commitments"  means the  commitment of each Lender with
            respect to the Term Loan Committed Amount.

                        "Consolidated  Basis"  means,  with respect to financial
            statements of a Credit Party or any of its Subsidiaries, that such financial statements are prepared on a consolidated basis consistent with the audited financial statements of UDRT, dated December 31, 1997, prepared by Ernst & Young LLP.

                        "Credit  Documents"  means this  Credit  Agreement,  the
            Notes, any Joinder Agreement, the Collateral Documents, the Fee Letter, the Assignment, Assumption and Consent Agreement, the
            Intercreditor Agreement and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                        "Credit  Parties"  means the Borrower and the Guarantors
            and "Credit Party" means any one of them.

                        "Credit Party Obligations" means,  without  duplication,
            all of the obligations of the Credit Parties to the Lenders and the Agents, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents to which the Borrower or any other Credit Party is a party.

                        "Debt Issuance"  means the issuance of any  Indebtedness
            for borrowed money by a Credit Party or any of its Subsidiaries, other than Indebtedness permitted by Section 8.1.

                        "Debt Service" means,  as of any date of  determination,
            the principal and interest payments which would be due in the first year of a loan in the amount of the aggregate principal balance outstanding under the Notes as of the date of determination assuming a debt constant for such loan of 10.07%.

                        "Debt Service Coverage Ratio" means the ratio of (a) Net
            Operating Income (net of a reserve for Capital Expenditures of $300.00 per unit per year) to (b) Debt Service.

                        "Default"  means any event,  act or condition which with
            notice or lapse of time, or both, would constitute an Event of Default.

                        "Defaulting Lender" means, at any time, any Lender that,
            (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the terms of this Credit Agreement (but only for so long as such Loan is not made or such Participation Interest is not purchased), (b) has failed to pay to the Agents or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement (but only for so long as such amount has not been repaid) or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

                        "Dollars"  and "$" means  dollars in lawful  currency of
            the United States of America.

                        "Effective  Date" means the date,  as  specified  by the
            Administrative  Agent,  on which the conditions set forth in Section
            5.1 shall have been fulfilled (or waived in the sole discretion of the Lenders) and on which the initial Loans shall have been made.

                        "80%  Term  Note"  means  the  promissory  note  of  the
            Borrower in favor of NationsBank in the original principal amount of $77,812,000 or any promissory note or notes made by the Borrower in favor of any Lender in substitution for such promissory note, individually or collectively, as appropriate, as such promissory note or notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.1(g).

                        "Eligible   Assignee"   means  (a)  any  Lender  or  any
            Affiliate or subsidiary of a Lender and (b) any other commercial bank, financial institution, institutional lender or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) with capital of at least $500 million and with an office in the United States.

                        "Environmental  Claim" means any investigation,  written
            notice, violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim whether administrative, or judicial in nature arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action in connection with an Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

                        "Environmental  Laws" means any current or future  legal
            requirement of any Governmental Authority pertaining to (a) the protection of health, safety, and the indoor or outdoor environment,
            (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater or (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

                        "Equity  Issuance"  means any issuance by a Credit Party
            to any Person (other than a member of senior management, or an entity composed of senior management approved by the Required Lenders, of such Credit Party) of shares of its capital stock or other equity interests (other than pursuant to (a) any dividend reinvestment plan of a Credit Party, (b) any employee stock purchase plan of a Credit Party or (c) any redemption of operating partnership units of UDRLP), including pursuant to (i) the exercise of options or warrants or (ii) the conversion of any debt securities to equity.

                        "ERISA" means the Employee  Retirement  Income  Security
            Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                        "ERISA  Affiliate"  means  an  entity,  whether  or  not
            incorporated, which is under common control with a Credit Party or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes a Credit Party and which is treated as a single employer under Sections 414(b) or (c) of the Code.

                        "ERISA  Event" means (i) with  respect to any Plan,  the
            occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal of a Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under
            Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of a Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate from a Multiemployer Plan;
            (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

                        "Eurodollar Loan" means a Loan bearing interest based at
            a rate determined by reference to the Adjusted Eurodollar Rate.

                        "Eurodollar Rate" means, for any Eurodollar Loan for any
            Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

                        "Eurodollar Reserve Percentage" means, for any day, that
            percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time, or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                        "Event  of   Default"   means  any  of  the   events  or
            circumstances described in Section 9.1.

                        "Exchange  Act"  means the  Securities  Exchange  Act of
            1934, as amended, modified, succeeded or replaced from time to time, and the rules and regulations promulgated thereunder.

                        "Federal  Funds Rate"  means,  for any day, the rate per
            annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

                        "Fee Letter" means that certain letter agreement,  dated
            as of the Closing Date, among the Administrative Agent and the Borrower, as amended, modified, supplemented or replaced from time to time.

                        "Funded Debt" means, without duplication, the sum of (a)
            all  Indebtedness of UDRT and its  Subsidiaries  for borrowed money,
            (b) all purchase money  Indebtedness  of UDRT and its  Subsidiaries,
            (c) the principal portion of all obligations of UDRT and its Subsidiaries under Capital Leases, (d) all obligations, contingent or otherwise, relative to the face amount of all letters of credit (other than letters of credit supporting trade payables in the ordinary course of business), whether or not drawn, and banker's acceptances issued for the account of UDRT or any of its Subsidiaries (it being understood that, to the extent an undrawn letter of credit supports another obligation consisting of Indebtedness, in calculating aggregated Indebtedness only such other obligation shall be included), (e) all Guaranty Obligations of UDRT and its Subsidiaries with respect to Funded Debt of another Person,
            (f) all Funded Debt of another entity secured by a Lien on any property of UDRT and its Subsidiaries whether or not such Funded Debt has been assumed by UDRT or any of its Subsidiaries, (g) all Funded Debt of any partnership or unincorporated joint venture to the extent UDRT or one of its Subsidiaries is legally obligated or has a reasonable expectation of being liable with respect thereto, net of any assets of such partnership or joint venture and (h) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of UDRT or any of its Subsidiaries where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

                        "Funds From  Operations"  means,  for any Person and any
            period, net income plus depreciation and amortization, excluding gains (or losses) from debt restructuring and sales of properties, as calculated in accordance with standards promulgated by the National Association of Real Estate Investment Trusts as in effect from time to time.

                        "GAAP" means generally accepted accounting principles in
            the United  States  applied  on a  consistent  basis and  subject to
            Section 1.3.

                        "Governmental Authority" means any Federal, state, local
            or   provincial   court   or   governmental    agency,    authority,
            instrumentality or regulatory body.

                        "Guarantor" means each of UDRT, UDRLP, Coastal,  Regency
            Park, Windward Point and AAC Funding II and each Additional Credit Party which has executed a Joinder Agreement, together with their successors and assigns.

                        "Guaranty"  shall have the  meaning set forth in Section
            4.1.

                        "Guaranty   Obligations"  means,  with  respect  to  any
            Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

                        "Hazardous  Materials" means any substance,  material or
            waste defined or regulated in or under any Environmental Laws.

                        "Indebtedness" of any Person means, without duplication,
            (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person, (g) the principal portion of all obligations of such Person under (i) Capital Leases and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, (h) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, or other interest or exchange rate or commodity price hedging agreements, (i) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), and (j) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

                        "Intangible  Assets" of any Person means at any date the
            amount of (i) all write-ups (other than write-ups resulting from write-ups of assets of a going concern business made within twelve months after the acquisition of such business) in the book value of any asset owned by such Person and (ii) all unamortized debt discount and expense, unamortized deferred charges, capitalized start-up costs, goodwill, patents, licenses, trademarks, trade names, copyrights, organization or developmental expenses, covenants not to compete and other intangible items.

                        "Intercreditor    Agreement"    means    that    certain
            Intercreditor Agreement, dated as of the date hereof, among UDRT, UDRLP and the Administrative Agent, as amended, modified, supplemented or restated from time to time.

                        "Interest  Payment  Date"  means  the  first day of each
            calendar month beginning with the first of such dates to occur after the month containing the Closing Date, and the Term Loan Maturity Date.

                        "Interest  Period"  means,  as to  Eurodollar  Loans,  a
            period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Term Loan Maturity Date, and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

                        "Investment"  in any  Person  means (a) the  acquisition
            (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of capital stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

                        "Joinder    Agreement"   means   a   Joinder   Agreement
            substantially in the form of Exhibit 7.12.

                        "Lender"  means  any  of  the  Persons  identified  as a
            "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                        "Lien"  means  any  mortgage,   pledge,   hypothecation,
            assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

                        "Loan" or "Loans"  means the Term Loans (or a portion of
            any Term Loan), individually or collectively, as appropriate.

                        "Material  Adverse  Effect"  means  a  material  adverse
            effect on (a) the business, assets, operations, condition (financial or otherwise) or prospects of any of the Credit Parties or any of their subsidiaries, (b) the ability of a Credit Party to perform its respective obligations under this Credit Agreement or any of the other Credit Documents, or (c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole.

                        "Moody's" means Moody's Investors Service,  Inc., or any
            successor or assignee of the business of such company in the business of rating securities.

                        "Mortgage  Documents" means the Mortgages,  the Mortgage
            Policies and such other documents and agreements executed or delivered in connection with the Collateral Properties.

                        "Mortgage Policies" means ALTA or other appropriate form
            mortgagee title insurance policies issued by the Title Insurance Company in amounts reasonably satisfactory to the Collateral Agent with respect to each Collateral Property, assuring the Collateral Agent that the applicable Mortgages create valid and enforceable first priority mortgage liens on the respective Collateral Properties, free and clear of all defects and encumbrances except Permitted Liens, containing such coverage and endorsements as shall be reasonably satisfactory to the Collateral Agent and for any other matters that the Collateral Agent may request and providing affirmative insurance and such reinsurance as the Collateral Agent may request, all of the foregoing in form and substance reasonably satisfactory to the Collateral Agent

                        "Mortgages"  means,  collectively,  mortgages,  deeds of
            trust or deeds to secure debt encumbering the fee interests of the Borrower and each Collateral Guarantor in each Collateral Property; and "Mortgage" means any one of the them.

                        "Multiemployer   Plan"   means   a  Plan   which   is  a
            multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

                        "Multiple  Employer  Plan"  means a Plan  (other  than a
            Multiemployer Plan) which a Credit Party or any ERISA Affiliate and at least one employer other than a Credit Party or any ERISA Affiliate are contributing sponsors.

                        "NationsBank"   means   NationsBank,   N.A.,   and   its
            successors and assigns.

                        "Net Cash  Proceeds"  means the aggregate  cash proceeds
            received  from an Asset  Disposition,  an Equity  Issuance or a Debt
            Issuance net of (a) reasonable and customary transaction costs payable to third parties, (b) taxes paid or a good faith estimate of the taxes payable with respect to such proceeds, (c) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, provided that any subsequent reversal or reduction of such reserves shall constitute additional Net Cash Proceeds, (d) any proceeds from a Debt Issuance used to refinance maturing Indebtedness, provided that such maturing Indebtedness is permitted by Section 8.1 and (e) any proceeds from an Asset Disposition reinvested in other real property in a manner sufficient to defer (under Section 1031 of the Code) taxes in any gain realized from the sale of such Collateral Property.

                        "Net Income" means, for any period, the net income after
            taxes for such period of UDRT and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                        "Net  Operating  Income"  means,  for  the  four  fiscal
            quarter period ending as of the date of determination, (a) for purposes of calculating compliance with Sections 7.2(b) and (d), earnings of the Credit Parties before deduction of interest, income taxes, depreciation and amortization relating to the Real Properties held at least six months, as determined in accordance with GAAP and
            (b) for purposes of calculating  compliance with Sections 7.2(e) and
            (f), earnings of the Credit Parties before deduction of interest, income taxes, depreciation and amortization relating to the Collateral Properties, as determined in accordance with GAAP.

                        "Non-Excluded  Taxes"  has  the  meaning  set  forth  in
            Section 3.13.

                        "Note" or "Notes" means the Term Notes,  individually or
            collectively, as appropriate.

                        "Notice of  Continuation/Conversion"  means a request by
            the Borrower to continue an existing Eurodollar Loan to a new Interest Period or to convert a Eurodollar Loan to a Base Rate Loan or a Base Rate Loan to a Eurodollar Loan, in the form of Exhibit 2.1(e).

                        "Participation  Interest"  means the Loans advanced by a
            Lender by way of a purchase of a participation in any Loans as provided in Section 3.8.

                        "PBGC" means the Pension  Benefit  Guaranty  Corporation
            established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

                        "Permitted  Investments" means Investments which are (a)
            cash or Cash Equivalents, (b) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (c) Investments by one Credit Party in another Credit Party as permitted hereunder, (d) earnest money and similar deposits in respect of real property made in the ordinary course of business, (e) temporary Investments in Cash Equivalents and Investments in Real Properties with proceeds from any Asset Disposition made in accordance with
            Section  1031 of the  Code  and (f) the  Investments  set  forth  on
            Schedule 8.6.

                        "Permitted  Liens" means (a) Liens securing Credit Party
            Obligations, (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof),
            (c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmens', mechanics', warehousemens', carriers', landlords' and other nonconsensual statutory Liens which are not yet due and payable or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof); provided, however, that such Liens may not secure Indebtedness in excess of 5% of the then outstanding Term Loans, (d) Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (e) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (f) easements, rights-of-way, restrictions (including zoning restrictions), matters of plat, minor defects or irregularities in title, license or lease agreements for laundry, cable tv, telephone or other comparable items and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes, (g) judgment Liens that would not constitute an Event of Default, (h) Liens arising by virtue of any statutory or common law provision relating to bankers' liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution, (i) Liens existing on the date hereof and identified on Schedule 8.2; provided that no such Lien shall extend to any property other than the property subject thereto on the Closing Date and (j) Permitted Encumbrances (as defined in any Mortgage Document).

                        "Person"  means  any  individual,   partnership,   joint
            venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

                        "Plan"  means any  employee  benefit plan (as defined in
            Section 3(3) of ERISA) which is covered by ERISA and with respect to which a Credit Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                        "Prime  Rate"  means  the per  annum  rate  of  interest
            established from time to time by the Administrative Agent at its principal office in Charlotte, North Carolina (or such other principal office of the Administrative Agent as communicated in writing to the Borrower and the Lenders) as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Administrative Agent. The Prime Rate is a reference rate used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

                        "Real  Properties" means all real property assets of the
            Credit Parties and their Subsidiaries and "Real Property" means any one of them.

                        "Regency  Park" means  Regency  Park,  L.P.,  an Indiana
            limited partnership, together with its successors and permitted assigns.

                        "Regulation  D, U,  or X"  means  Regulation  D, U or X,
            respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                        "Reportable  Event" means any of the events set forth in
            Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

                        "Required  Lenders"  means  (a) if  there  are  only two
            Lenders or less, all the Lenders and (b) if there are more than two Lenders, the Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes more than 66% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the sum of the Term Loan Commitment Percentage of such Lender multiplied by the Term Loan Committed Amount and (b) at any time after the termination of the Commitments, the principal balance of the outstanding Loans of such Lender.

                        "Requirement  of  Law"  means,  as to  any  Person,  the
            articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

                        "Revolving  Notes" and  "Revolving  Note" means the Term
            Notes and Term Note, respectively.

                        "S&P" means  Standard & Poor's Ratings Group, a division
            of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                        "Securities  Act" means the  Securities  Act of 1933, as
            amended, modified, succeeded or replaced from time to time, and the rules and regulations promulgated thereunder.

                        "Security   Agreement"   means  that  certain   security
            agreement executed and delivered by the Borrower and the Subsidiaries of the Borrower from time to time party thereto in favor of the Collateral Agent, for the benefit of the Lenders, to secure their obligations under the Credit Documents, as the same may be amended, modified, extended, renewed, restated or replaced from time to time.

                        "Single  Employer  Plan" means any Plan which is covered
            by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

                        "SMSA" means Standard  Metropolitan  Statistical Area as
            defined by the United States Census Bureau.

                        "Solvent"  means,  with  respect  to any  Person as of a
            particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                        "Subordinated Debt" means unsecured  Indebtedness issued
            by a Credit Party on a subordinated basis, all of the terms and conditions of which are acceptable to the Lenders in their sole discretion.

                        "Subsidiary"   means,   as  to  any   Person,   (a)  any
            corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

                        "Tangible Fair Market Value" means,  with respect to the
            Credit Parties taken as a whole, the Net Operating Income associated with the Real Properties held at least six months (net of reserves of $300.00 per unit per year) divided by 0.095 plus the purchase price of Real Properties held less than six months plus 40% of costs incurred on Real Properties under development plus cash and Cash Equivalents.

                        "Tangible   Net  Worth"   means,   as  of  any  date  of
            determination, net worth of UDRLP and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP less the GAAP amount of all organizational expenses, patents, copyrights, trademarks, licenses, goodwill, covenants not to compete, research and development costs, training costs, other intangible assets and all unamortized debt discount, plus Subordinated Debt of UDRLP and its Subsidiaries.

                        "Term  Loan  Commitment   Percentage"  means,  for  each
            Lender, the percentage identified as its Term Loan Commitment Percentage on Schedule 1.1(c), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                        "Term Loan Committed Amount" means NINETY-SEVEN  MILLION
            TWO HUNDRED SIXTY-FIVE THOUSAND DOLLARS ($97,265,000).

                        "Term Loan Maturity Date" means December 7, 1999.

                        "Term  Loans"  means the Term Loans made to the Borrower
            pursuant to Section 2.1.

                        "Term Note" or "Term Notes" means the 80% Term Note, the
            20% Term Note and any other promissory notes of the Borrower in favor of the Lenders evidencing the Term Loans provided pursuant to
            Section 2.1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.1(g).

                        "Termination Event" means (a) with respect to any Single
            Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (f) the complete or partial withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

                        "Title   Insurance   Company"   means  a  title  insurer
            reasonably satisfactory to the Collateral Agent.

                        "20%  Term  Note"  means  the  promissory  note  of  the
            Borrower in favor of NationsBank in the original principal amount of $19,453,000 or any promissory note or notes made by the Borrower in favor of any Lender in substitution for such promissory note, individually or collectively, as appropriate, as such promissory note or notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.1(g). The 20% Term Note represents Indebtedness incurred under the Existing Credit Agreement to finance the Collateral Properties known as Mountain View Apartments and Grandview Terrace Apartments.

                        "UDRT  Facility"  means  that  certain  credit  facility
            provided by NationsBank and other lenders to UDRT, as evidenced by a Three Year Credit Agreement and a 364-Day Credit Agreement, each dated as of August 4, 1997, among UDRT, the guarantors party thereto, the lenders party thereto and NationsBank.

                        "Unsecured  NationsBank  Loan" means the unsecured  term
            loan provided by NationsBank to UDRT in the aggregate principal amount of $25,000,000.

                        "Windward Point" means Windward Point, LLC, a California
            limited liability company, together with successors and permitted assigns.

                        "Year 2000 Problem" means any risk (a) that any computer
            hardware, software or other equipment used by a Credit Party or any of its Subsidiaries (or by any of its suppliers, vendors or customers that is material to the business of such Credit Party or Subsidiary) will not function as effectively and reliably on and after January 1, 2000 as it does prior to January 1, 2000 or (b) that any computer applications used by a Credit Party may not be able to recognize and properly perform date-sensitive functions after December 31, 1999, to the extent any such risk specified in items (a) or (b) above would cause or be reasonably expected to cause a Material Adverse Effect.



            1.2     Computation of Time Periods and Other Definition Provisions.

            For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Credit Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Credit Agreement unless otherwise specifically provided.

            1.3         Accounting Terms.

            Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All financial statements delivered to the Lenders hereunder shall be accompanied by a statement from the Borrower that GAAP has not changed since the most recent financial statements delivered by the Borrower to the Lenders or if GAAP has changed describing such changes in detail and explaining how such changes affect the financial statements. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements described in Section 5.1(d)); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) either Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements (or after the Lenders have been informed of the change in GAAP affecting such financial statements, if later), then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

                                    SECTION 2

                                 CREDIT FACILITY

            2.1         Term Loans.

                        (a) Term  Loan  Commitment.  Subject  to the  terms  and
            conditions set forth herein, all outstanding Revolving Loans (as defined in the Existing Credit Agreement) on the Effective Date shall be converted to a Term Loan (the "Term Loan"). The Borrower may not repay and then reborrow all or any portion of the Term Loan.

                        (b) Continuation of Base Rate and Eurodollar  Loans. All
            Base Rate Loans and Eurodollar Loans outstanding immediately prior to the Effective Date shall continue as Base Rate Loans and Eurodollar Loans, respectively, on the Effective Date.

                        (c) [Intentionally Omitted].

                        (d) References to Revolving  Loans and Revolving  Notes.
            As of the Effective Date, all references in the Credit Documents to a Revolving Loan or the Revolving Loans and to a Revolving Note or the Revolving Notes shall refer to the Term Loan and the Term Note, respectively.

                        (e) Continuations and Conversions. The Borrower shall have the option, on any Business Day, to continue existing Eurodollar Loans for a subsequent Interest Period, to convert Base Rate Loans into Eurodollar Loans or to convert Eurodollar Loans into Base Rate Loans; provided, however, that (i) each such continuation or conversion must be requested by the Borrower pursuant to a written Notice of Continuation/Conversion, in the form of Exhibit 2.1(e), in compliance with the terms set forth below, (ii) except as provided in Section 3.11, Eurodollar Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable thereto, (iii) Eurodollar Loans may not be continued nor may Base Rate Loans be converted into Eurodollar Loans during the existence and continuation of a Default or Event of Default and (iv) any request to continue a Eurodollar Loan that fails to comply with the terms hereof or any failure to request a continuation of a Eurodollar Loan at the end of an Interest Period shall result in a conversion of such Eurodollar Loan to a Base Rate Loan on the last day of the applicable Interest Period. Each continuation or conversion must be requested by the Borrower no later than 11:00 a.m. (A) one Business Day prior to the date for a requested conversion of a Eurodollar Loan to a Base Rate Loan or (B) three Business Days prior to the date for a requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan to a Eurodollar Loan, in each case pursuant to a written Notice of Continuation/Conversion submitted to the Administrative Agent which shall set forth (x) whether the Borrower wishes to continue or convert such Loans and (y) if the request is to continue a Eurodollar Loan or convert a Base Rate Loan to a Eurodollar Loan, the Interest Period applicable thereto.

                        (f) Minimum  Amounts.  Each request for a conversion  or
            continuation shall be subject to the requirements that (i) each conversion or continuation of a Loan shall be in a minimum amount of $1,000,000 and in integral multiples of $100,000 in excess thereof or the remaining amount of the Term Loan and (ii) no more than four Eurodollar Loans shall be outstanding hereunder at any one time. For the purposes of this Section, all Eurodollar Loans with the same Interest Periods shall be considered as one Eurodollar Loan, but Eurodollar Loans with different Interest Periods, even if they begin on the same date, shall be considered as separate Eurodollar Loans.

                        (g) Notes.  The Term Loan made by each  Lender  shall be
            evidenced by one or more duly executed promissory notes of the Borrower to each Lender in the aggregate face amount of its Term Loan Commitment Percentage of the Term Loan Committed Amount in substantially the form of Exhibit 2.1(g).


                                    SECTION 3

                     GENERAL PROVISIONS APPLICABLE TO LOANS

            3.1         Interest.

                        (a) Interest Rate. All Base Rate Loans shall accrue interest at the Base Rate plus three-fourths of one percent (.75%) per annum and all Eurodollar Loans shall accrue interest at the Adjusted Eurodollar Rate plus two percent (2.00%) per annum.

                        (b) Default Rate of Interest.  Upon the occurrence,  and
            during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to 2% plus the rate which would otherwise be applicable (or if no rate is applicable, then the rate for Base Rate Loans plus two percent (2%) per annum).

                        (c) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

            3.2         Place and Manner of Payments.

            All payments of principal, interest, fees, expenses and other amounts to be made by a Credit Party under this Agreement shall be received not later than 2:00 p.m. on the date when due, in Dollars and in immediately available funds, by the Administrative Agent at its offices in Bethesda, Maryland. Payments received after such time shall be deemed to have been received on the next Business Day. The Borrower shall, at the time it makes any payment under this Agreement, specify to the Administrative Agent the Loans, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall, subject to Section 3.7, distribute such payment to the Lenders in such manner as the Administrative Agent may deem appropriate). The Administrative Agent will distribute any such payment to the Lenders on the day received if such payment is received prior to 2:00 p.m.; otherwise the Administrative Agent will distribute such payment to the Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding
Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

            3.3         Prepayments.

                        (a) Voluntary  Prepayments.  The Borrower shall have the
            right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Administrative Agent and any prepayment of Eurodollar Loans will be subject to Section 3.14 and (ii) each such partial prepayment of Loans shall be in the minimum principal amount of $1,000,000 and integral multiples of $100,000 in excess thereof.

                        (b)         Mandatory Prepayments.

                                    (i)   [Intentionally Omitted].

                                    (ii)  Asset  Disposition.  Immediately  upon
                        receipt by a Credit Party or any of its Subsidiaries of proceeds from any Asset Disposition after the Closing Date, the Borrower shall forward 100% of the Net Cash Proceeds of such Asset Disposition to the Lenders as a prepayment of the Loans (to be applied as set forth in Section 3.3(c) below).

                                    (iii) Issuances of Equity.  Immediately upon
                        receipt by a Credit Party or any of its Subsidiaries of proceeds from any Equity Issuance after the Closing Date, the Borrower shall forward 100% of the Net Cash Proceeds of such Equity Issuance to the Lenders as a prepayment of the Loans (to be applied as set forth in Section 3.3(c) below).

                                    (iv)  Issuance  of  Debt.  Immediately  upon
                        receipt by a Credit Party or any of its Subsidiaries of proceeds from any Debt Issuance, the Borrower shall forward 100% of the Net Cash Proceeds of such Debt Issuance to the Lenders as a prepayment of the Loans (to be applied as set forth in Section 3.3(c) below).

                        (c) Application of Prepayments.  Prepayments pursuant to
            Section 3.3(b)(ii), (iii) and (iv) shall be applied to the Term Loan or to the Unsecured NationsBank Loan, as the Borrower may specify or, if the Borrower has not so specified, to the Term Loan. Prepayments on the Term Loan shall be applied first to that portion of the Term Loan evidenced by the 20% Note and second to that portion of the Term Loan evidenced by the 80% Note. Within the parameters set forth in the immediately preceding sentence, such prepayments on the Term Loan shall be applied as specified by the Borrower or, if the Borrower has not so specified, first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments hereunder shall be subject to
            Section 3.14.

            3.4         Commitment Fee.

            The Borrower agrees to pay to the Administrative  Agent, for its own
account,   a  commitment   fee  as  agreed  to  between  the  Borrower  and  the
Administrative Agent in the Fee Letter.

            3.5         Payment in full at Maturity.

            On the Term Loan Maturity Date, the entire outstanding principal balance of the Term Loan, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.

            3.6         Computations of Interest and Fees.

                        (a) All  computations  of  interest  and fees  hereunder
            shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment.

                        (b) It is the  intent  of the  Lenders  and  the  Credit
            Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrower are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

            3.7         Pro Rata Treatment.

            Except to the extent otherwise provided herein, the initial Term Loan borrowing, each payment or prepayment of principal of the Term Loan, and each conversion or continuation of any Loan, shall (except as otherwise provided in Section 3.11) be allocated pro rata among the Lenders in accordance with the respective Term Loan Commitment Percentages of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans and Participation Interests of such Lenders); provided that in the event any amount paid to any Lender pursuant to this Section 3.7 is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, at the Base Rate plus four percent (4%) per annum.

            3.8         Sharing of Payments.

            The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or an Agent shall fail to remit to an Agent or any other Lender an amount payable by such Lender or such Agent to such Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to such Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.8 to share in the benefits of any recovery on such secured claim.

            3.9         Capital Adequacy.

            If, after the date hereof, any Lender has determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower and the Administrative Agent, within 90 days of such event occurring, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto; provided, however, that such determination shall be made on a reasonable basis. This covenant shall survive for one year following the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

            3.10        Inability To Determine Interest Rate.

            If prior to the first day of any Interest Period, the Administrative Agent shall have reasonably determined in good faith (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter, and will also give prompt written notice to the Borrower when such conditions no longer exist. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans and (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

            3.11        Illegality.

            Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement,
(a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be promptly withdrawn in a writing addressed to the Borrower and the Administrative Agent whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.14.

            3.12        Requirements of Law.

            If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

                        (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for
            Non-Excluded Taxes covered by Section 3.13 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.13(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

                        (b) shall impose, modify or hold applicable any reserve,
            special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Adjusted Eurodollar Rate hereunder; or

                        (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its written demand, any additional amounts necessary to compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.14. If any Lender becomes entitled to claim any additional amounts pursuant to this
Section 3.12, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in this Section 3.12 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Section 3.12 submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error; provided, however, that such certification shall be made on a reasonable basis. This covenant shall survive for one year following the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

            3.13        Taxes.

                        (a) Except as provided  below in this Section 3.13,  all
            payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to an Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to an Agent or such Lender shall be increased to the extent necessary to yield to an Agent or such Lender (after payment of all Non-Excluded Taxes) interest on any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section 3.13 whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible after requested the Borrower shall send to such Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and any Lender for any incremental taxes, interest or penalties that may become payable by an Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive for one year following the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                        (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                                     (i)  (A)  on or  before  the  date  of  any
                        payment by the Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Administrative Agent (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                                          (B)  deliver to  the Borrower and  the
                        Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                                          (C)  obtain  such  extensions  of time
                        for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

                                     (ii)  in  the  case  of  any  such   Lender
                        that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (A) represent to the Borrower (for the benefit of the Borrower and the Agents) that it is not a bank within the meaning of
                        Section 881(c)(3)(A) of the Internal Revenue Code, (B) agree to furnish to the Borrower, on or before the date of any payment by the Borrower, with a copy to the Administrative Agent, two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (C) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agents) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes.

            Notwithstanding the above, if any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent then such Lender shall be exempt from such requirements. Each Person that shall become a Lender or a participant of a Lender pursuant to Section 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection (b); provided that in the case of a participant of a Lender, the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

            3.14        Indemnity.

            The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement and (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein minus (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The agreements in this Section shall survive for one year following the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

            3.15        Mitigation; Mandatory Assignment.

            Each Lender shall use reasonable efforts to avoid or mitigate any increased cost or suspension of the availability of an interest rate under Sections 3.9 through 3.14 inclusive to the greatest extent practicable (including transferring the Loans to another lending office or affiliate of a Lender) unless, in the opinion of such Lender, such efforts would be likely to have an adverse effect upon it. In the event a Lender makes a request to the Borrower for additional payments in accordance with Sections 3.9, 3.10, 3.11, 3.12, 3.13 or 3.14, then, provided that no Default or Event of Default has occurred and is continuing at such time, the Borrower may, at its own expense (such expense to include any transfer fee payable to the Administrative Agent under Section 11.3(b) and any expense pursuant to Section 3.14), and in its sole discretion, require such Lender to transfer and assign in whole (but not in part), without recourse (in accordance with and subject to the terms and conditions of Section 11.3(b)), all of its interests, rights and obligations under this Credit Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (a) such assignment shall not conflict with any law, rule or regulation or order of any court or other governmental authority and (b) the Borrower or such assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the portion of the Loans hereunder held by such assigning Lender and all other amounts owed to such assigning Lender hereunder, including amounts owed pursuant to Sections 3.9 through 3.14.

                                    SECTION 4

                                    GUARANTY

            4.1         Guaranty of Payment.

            Subject to Section 4.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Lender and the Agents the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise); provided, however, the guaranty of UDRT shall be limited to an unconditional guarantee of the prompt payment of all Credit Party Obligations other than the 20% Term Note in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). The Guarantors additionally, jointly and severally, unconditionally guarantee to each Lender and the Agents the timely performance of all other obligations (to the extent such obligations are susceptible to being performed or cured by a Guarantor) under the Credit Documents (together with the guaranty set forth in the immediately preceding sentence, the "Guaranty"). This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Credit Party Obligations whenever arising.

            4.2         Obligations Unconditional.

            The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any collateral, if any, hereafter securing the Credit Party Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this Guaranty until such time as the Lenders have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes or any of the other Credit Documents or foreclosing its security interest in or Lien on any collateral, if any, securing the Credit Party Obligations or from exercising any other rights available to it under this Credit Agreement, the Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Credit Party Obligations and notice of or proof of reliance by any Agent or any Lender upon this Guaranty or acceptance of this Guaranty. The Credit Party Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Agents and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

            4.3         Modifications.

            Each Guarantor agrees that (a) all or any part of the security now or hereafter held for the Credit Party Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Credit Party Obligations or the properties subject thereto; (c) the time or place of payment of the Credit Party Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Credit Party Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Credit Party Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

            4.4         Waiver of Rights.

            Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Credit Party Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Credit Agreement) with respect to the Credit Party Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Credit Party Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which such Guarantor might otherwise be entitled; and (f) demand for payment under this Guaranty.

            4.5         Reinstatement.

            The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agents and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by an Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

            4.6         Remedies.

            The Guarantors agree that, as between the Guarantors, on the one hand, and the Agents and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in
Section 9 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Credit Party Obligations from becoming automatically due and payable) as against any other
Person and that, in the event of such declaration (or such Credit Party Obligations being deemed to have become automatically due and payable), subject to the limitation on UDRT's guaranty set forth in Section 4.1, such Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors. Each of the Guarantors that is a Collateral Guarantor acknowledges and agrees that its obligations hereunder are secured in accordance with the terms of the Mortgage Documents and the other Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

            4.7         Limitation of Guaranty.

            Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

            4.8         Additional Waivers.

            It is the intent of the parties hereto that the Guaranty and all of the other provisions of this Section 4 be construed according to the law of the State of North Carolina. However, if this Section 4 is ever construed under the law of the State of California, the following provisions shall apply, to the extent permitted by applicable law, in addition to all the other waivers agreed to and made by each Guarantor as otherwise set forth in this Section 4:

                        (a) by executing  this Credit  Agreement  each Guarantor
            freely, irrevocably and unconditionally waives all rights and defenses that such Guarantor may have because the Borrower's Indebtedness is secured by real property; this means, among other things:

                                    (i)  the  Lenders and the Agents may collect
                        from any Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower;

                                    (ii) if the Lenders or the Agents foreclose
                        on any real property collateral pledged by the Borrower,

                                         (A) the amount of the Indebtedness  may
                                    be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and

                                         (B) the  Lenders  may collect  from any
                                    Guarantor   even   if   the  Agents  or  the
                                    Lenders, by foreclosing on the real property collateral, have destroyed any right such Guarantor may have to collect from the Borrower.

            This is an unconditional and irrevocable waiver of any rights and defenses any Guarantor may have because the Borrower's Indebtedness is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

                        (b) Each  Guarantor  waives  such  Guarantor's  or other
            surety's rights of subrogation, reimbursement, indemnification and contribution and other rights, benefits and defenses, if any, otherwise available to a Guarantor pursuant to California law, including, without limitation, the rights, benefits or defenses set forth in California Civil Code Sections 2787 to 2855, inclusive, 2899 or 3433 and any rights, benefits or defenses resulting from alteration, impairment or suspension in any respect or by any means of any of the Borrower's obligations under the Credit Documents or any of the Lender's or Agents' rights or remedies under the Credit Documents without a Guarantor's prior consent.

                        (c) Each Guarantor waives all rights and defenses arising out of an election of remedies by the Lenders or the Agents, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

                        (d) Each  Guarantor  waives  the  benefit of or right to
            assert any statute of limitations affecting the liability of such Guarantor hereunder or the enforcement thereof to the extent permitted by law; any partial payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall also operate to toll the statute of limitations as to each Guarantor.


                                    SECTION 5

                              CONDITIONS PRECEDENT

            5.1         Closing Conditions.

            The obligation of the Lenders to enter into this Credit Agreement and to make the Term Loan is subject to satisfaction of the following conditions:

                        (a) Executed Credit Documents. Receipt by the Administrative Agent of duly executed copies of: (i) this Credit Agreement; (ii) the 80% Term Note; (iii) the 20% Term Note; (iv) the Assignment, Assumption and Consent Agreement; and (v) the
            Intercreditor Agreement, each in form and substance reasonably acceptable to the Administrative Agent in its reasonable discretion.

                        (b)   Partnership Documents. Receipt by the
            Administrative Agent of the following:

                                    (i)    Certificates    of     Authorization.
                        Certificate of authorization of the general partners of the Borrower (and each other Credit Party that is a partnership) as of the Effective Date, approving and adopting the Credit Documents to be executed by the Borrower (or such other Credit Party) and authorizing the execution and delivery thereof.

                                    (ii)    Partnership Agreement.  Certified
                        copies of the partnership agreement of UDRLP, together with all amendments thereto.

                                    (iii)   Certificates  of  Good  Standing  or
                        Existence. Certificate of good standing or existence for UDRLP issued as of a recent date by its state of organization and each other state where the failure to qualify or be in good standing could have a Material Adverse Effect.

                        (c) Corporate Documents. Receipt by the Administrative Agent of the following:

                                    (i)   Charter   Documents.   Copies  of  the
                        articles or certificates of incorporation or other charter documents of UDRT certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of UDRT to be true and correct as of the Effective Date.

                                    (ii)  Bylaws.  A copy  of the bylaws of UDRT
                        certified by a secretary or assistant secretary of UDRT to be true and correct as of the Effective Date.

                                    (iii) Resolutions.  Copies of resolutions of
                        the Board of Directors of each Credit Party that is a corporation approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in full force and effect as of the Effective Date.

                                    (iv)   Good   Standing.    Copies   of   (A)
                        certificates of good standing, existence or their equivalent with respect to UDRT certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect and (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                                    (v) Incumbency. An incumbency certificate of
                        each Credit Party that is a corporation certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date.

                        (d) Limited Liability Company Documents. Receipt by the Administrative Agent of the following:

                                    (i) Resolutions.  Copies of a certificate of
                        action of the members of each Credit Party that is a limited liability company approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by an authorized member of such Credit Party to be true and correct and in full force and effect as of the Effective Date.

                                    (ii)  Certificate  of Action of Members.  An
                        incumbency certificate of each Credit Party that is a limited liability company certified by an authorized member of such Credit Party to be true and correct as of the Effective Date.

                        (e) Financial  Information.  Receipt and approval by the
            Administrative Agent of such financial information regarding UDRT, UDRLP and their Subsidiaries as the Administrative Agent may reasonably request.

                        (f) Opinion of Counsel. Receipt by the Administrative Agent of (i) opinions (which shall cover, among other things, authority, legality, validity, binding effect and enforceability), satisfactory to the Administrative Agent, addressed to the Administrative Agent on behalf of the Lenders and dated as of the Effective Date, from legal counsel to the Credit Parties and (ii) written confirmation from local legal counsel to the Credit Parties that no documents or instruments are required to be recorded, and no filings are required to be made, in order to maintain the perfection of the Liens and security interests of the Lenders in the Collateral.

                        (g) Assignments.  Receipt by the Administrative Agent of
            an executed assignment agreement between NationsBank and each of the other Lenders party to the Existing Credit Agreement assigning the entirety of each such Lender's Commitment to NationsBank.

                        (h) Material Adverse Effect. There shall not have occurred a change since December 31, 1997 that has had or could reasonably be expected to have a Material Adverse Effect.

                        (i) Litigation. There shall not exist any pending or threatened action, suit, investigation or proceeding against a Credit Party or any of their Subsidiaries that would have or would reasonably be expected to have a Material Adverse Effect.

                        (j) Fees and  Expenses.  Payment by the  Borrower of all
            fees and expenses owed by it to the Lenders and the Administrative Agent, including, without limitation, payment to the Administrative Agent of the fees set forth herein and in the Fee Letter.

                        (k) Consents and Approvals. All governmental, shareholder, partner and third-party consents and approvals necessary or, in the opinion of the Administrative Agent, desirable in connection with the Loans and the transactions contemplated under the Credit Documents shall have been duly obtained and shall be in full force and effect, and a copy of each such consent or approval shall have been delivered to the Administrative Agent.

                        (l) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably and timely requested by any Lender, including, but not limited to, the documents, instruments, agreements and information required in
            Section 5.2 and information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Credit Parties and their Subsidiaries.

            5.2         Post-Closing Documentation and Information Requirements.

            The Credit Parties agree to provide, upon the reasonable request of the Administrative Agent, the following documents, instruments, agreements and information if necessary to successfully syndicate this credit facility:

                        (a) Information. Updated information regarding any Collateral Property in form and substance satisfactory to the Administrative Agent, including, without limitation, updates of the information set forth on Schedule 1.1(b) in the format and conforming to the terms required by such Schedule 1.1(b), (or if not conforming to the terms of Schedule 1.1(b) identifying the variance from such terms).

                        (b) Real Property Collateral. The Collateral Agent shall have received, in form and substance reasonably satisfactory to the Collateral Agent:

                                    (i) Title Policy Updates. A  Mortgage Policy
                        update issued by the Title Insurance Company reasonably satisfactory to the Collateral Agent with respect to any Collateral Property, assuring the Collateral Agent that the applicable Mortgage creates a valid and enforceable first priority mortgage lien on such Collateral Property, free and clear of all defects and encumbrances except Permitted Liens, and for any other matters that the Collateral Agent may request and provide affirmative insurance and such reinsurance as the Collateral Agent may request, all of the foregoing in form and substance reasonably satisfactory to the Collateral Agent.

                                    (ii)    Surveys.  Maps  or  plats  of  an
                        as-built survey of the site of any Collateral Property certified (or recertified) to the Collateral Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date satisfactory to the Collateral Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Collateral Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable Mortgage Policy or any update to the applicable Mortgage Policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the
                        American  Land  Title   Association   and  the  American
                        Congress  on  Surveying  and  Mapping  in 1992  (or such
                        alternative standards as are satisfactory to the Collateral Agent and the Title Insurance Company), and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof;
                        (C) all access and other easements appurtenant to the sites necessary to use the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; and (F) if the site is described as being on a filed map, a legend relating the survey to said map.

                                           (iii) Flood  Certificates.  A current
                        certification from a registered engineer or land surveyor or other evidence reasonably acceptable to the Collateral Agent as to whether any of the improvements on any Collateral Property are located within any area designated by the Director of the Federal Emergency Management Agency as a "special flood hazard" area and if any improvements on such parcel are located within a "special flood hazard" area, evidence of a flood insurance policy from a company and in an amount reasonably satisfactory to the Collateral Agent for the applicable portion of the premises, naming the Collateral Agent, for the benefit of the Lenders, as mortgagee.

                                            (iv) Appraisals. A current appraisal
                        of any Collateral Property prepared for the benefit of the Collateral Agent by a qualified appraiser satisfactory to the Collateral Agent and dated a date satisfactory to the Collateral Agent, which shall indicate a fair market value for such Collateral Property acceptable to the Collateral Agent and which shall otherwise be in form and substance satisfactory to the Collateral Agent.

                                            (v) Environmental Reports. A current
                        report of an environmental assessment of any Collateral Property of such scope (including, but not limited to, the taking of soil borings and air and groundwater samples and other above and below ground testing) as the Collateral Agent may request, which report shall (A) be certified to the benefit of the Collateral Agent by a consulting firm acceptable to the Collateral Agent,(B) be dated a date satisfactory to the Collateral Agent, (C) conform to the current minimum standards for the American Society of Testing and Materials (ASTM), and (D) otherwise be in form and substance satisfactory to the Collateral Agent.

                                            (vi) Zoning Evidence. Current zoning
                        letters from appropriate authorities in form and substance acceptable to the Collateral Agent or other evidence satisfactory to the Collateral Agent that any Collateral Property, and the uses of such Collateral Property, are in compliance in all material respects with all applicable zoning laws, including the zoning designation made for such Collateral Property, the permitted uses of such Collateral Property under such zoning designation and zoning requirements as to parking, lot size, ingress, egress and building setbacks.

                                           (vii) Engineer's  Reports.  A current
                        engineer's report for any Collateral Property prepared for the benefit of the Collateral Agent by an engineer approved by the Collateral Agent, each of which shall
                        (a) be dated a date satisfactory to the Collateral Agent, (b) certify that such Collateral Property is in compliance with all applicable requirements of the
                        Americans with Disabilities Act of 1990, and (c) otherwise be in form and substance satisfactory to the Collateral Agent.

                                          (viii)  Seismic   Report.   A  current
                        seismic report for any Collateral Property if such property is located in the State of California prepared for the benefit of the Collateral Agent by an engineer approved by the Collateral Agent, each of which shall be dated a date satisfactory to the Collateral Agent and otherwise be in form and substance satisfactory to the Collateral Agent.

                        (c) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested, including, without limitation, Uniform Commercial Code filings and amendments or modifications to the Mortgages.


                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

            The Credit Parties hereby represent to the Administrative Agent and each Lender that:

            6.1         Financial Condition.

            The  financial  statements  delivered  to the  Lenders  pursuant  to
Section 5.1(d) and Section 7.1(a) and (b): (a) have been prepared in accordance with GAAP and (b) present fairly the consolidated financial condition, results of operations and cash flows of the Credit Parties and their Subsidiaries as of such date and for such periods. Since December 31, 1997, there has been no sale, transfer or other disposition by any Credit Party or any of their Subsidiaries of any material part of the business or property of the Credit Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Credit Parties, taken as a whole, in each case, which, is not (i) reflected in the most recent financial statements delivered to the Lenders pursuant to Section 5.1(d) and Section 7.1 or in the notes thereto or (ii) otherwise permitted by the terms of this Credit Agreement and communicated to the Administrative Agent.

            6.2         No Material Change.

            Since December 31, 1997, there has been no development or event relating to or affecting a Credit Party or any of its Subsidiaries which has had or would be reasonably expected to have a Material Adverse Effect.

            6.3         Organization and Good Standing.

            Each Credit Party (a) is either a partnership or a limited liability company or a corporation duly organized, validly existing and in good standing under the laws of the State (or other jurisdiction) of its organization, (b) is duly qualified and in good standing as either a foreign partnership, limited liability company or corporation and authorized to do business in every other jurisdiction unless the failure to be so qualified, in good standing or authorized would not have a Material Adverse Effect and (c) has the power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

            6.4         Due Authorization.

            Each Credit Party (a) has the power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) is duly authorized to, and has been authorized by all necessary action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

            6.5         No Conflicts.

            Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor the performance of or compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its organizational documents, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation
X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could have or might be reasonably expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

            6.6         Consents.

            Except for consents, approvals and authorizations which have been obtained, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by such Credit Party.

            6.7         Enforceable Obligations.

            This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

            6.8         No Default.

            No Credit Party, nor any of its Subsidiaries, is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default would have or would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

            6.9         Ownership.

            Each Credit Party, is the owner of, and has good and marketable title to, all of its respective assets and none of such assets is subject to any Lien other than Permitted Liens.

            6.10        Indebtedness.

            The Credit Parties (other than UDRT) have no Indebtedness except (a) as disclosed in the financial statements referenced in Section 6.1, (b) as set forth on Schedule 6.10 and (c) as otherwise permitted by this Credit Agreement.

            6.11        Litigation.

            There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against, a Credit Party or any of its Subsidiaries which could have or might be reasonably expected to have a Material Adverse Effect.

            6.12        Taxes.

            Each Credit Party, and each of its Subsidiaries, has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and has paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware of any proposed tax assessments against it or any of its Subsidiaries.

            6.13        Compliance with Law.

            Each Credit Party, and each of its Subsidiaries, is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply would not have or would not be reasonably expected to have a Material Adverse Effect. No Requirement of Law would be reasonably expected to cause a Material Adverse Effect.

            6.14        Compliance with ERISA.

            Except as would not result in a Material Adverse Effect:

                        (a) During  the  five-year  period  prior to the date on
            which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best of each Credit Party's, each Subsidiary of a Credit Party's and each ERISA Affiliate's knowledge, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and
            (iv) no Lien in favor or the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                        (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

                        (c) No Credit  Party,  Subsidiary  of a Credit  Party or
            ERISA Affiliate has incurred, or, to the best of each such party's knowledge, is reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. No Credit Party, Subsidiary of a Credit Party or ERISA Affiliate would become subject to any withdrawal liability under ERISA if any such party were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No Credit Party, Subsidiary of a Credit Party or ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best of each such party's knowledge, reasonably expected to be in reorganization, insolvent, or terminated.

                        (d) No  prohibited  transaction  (within  the meaning of
            Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                        (e) Except as set forth in the Financial Statements,  no
            Credit Party, Subsidiary of a Credit Party nor any of their ERISA Affiliates has material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.

            6.15        Organization Structure.

            Set forth on Schedule 6.15 is a complete and accurate organization chart of the Credit Parties and their Subsidiaries.

            6.16        Use of Proceeds; Margin Stock.

            The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 7.10. None of the proceeds of the Loans will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U or Regulation X, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or any "margin security" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U, Regulation X or Regulation T. None of the Credit Parties owns any "margin stock."

            6.17        Government Regulation.

            No Credit Party nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, each as amended. In addition, no Credit Party nor any of its Subsidiaries is (a) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company, or (b) a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary" or a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. No director, executive officer or principal shareholder of UDRT or any of its Subsidiaries is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director," "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

            6.18        Environmental Matters.

                        (a)         Except as set forth on Schedule 6.18:

                                           (i) Each of the Collateral Properties
                        and all operations at the Collateral Properties are in material compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Collateral Properties or the businesses operated by a Credit Party or any of its Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Collateral Properties that would be reasonably expected to give rise to liability under any applicable Environmental Laws.

                                            (ii) No Credit  Party nor any of its
                        Subsidiaries has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Collateral Properties or the Businesses, except for any such notice or inquiry that has been finally resolved without any determination of liability against a Credit Party other than any liability which has been paid in full or which has been adequately reserved against in accordance with GAAP and which would not have or be reasonably expected to have a Material Adverse Effect, nor does any Credit Party or any of its Subsidiaries have knowledge that any such notice is being threatened.

                                           (iii)  Hazardous  Materials  have not
                        been transported or disposed of from the Collateral Properties, or generated, treated, stored or disposed of at, on or under any of the Collateral Properties or any other location, in each case by, or on behalf or with the permission of, any Credit Party or any of its Subsidiaries in a manner that would reasonably be expected to give rise to liability under any applicable Environmental Law.

                                            (iv)  No  judicial   proceeding   or
                        governmental or administrative action is pending or, to the knowledge of any Credit Party or any of its Subsidiaries, threatened, under any Environmental Law to which any Credit Party or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Credit Party or any of its Subsidiaries, the Collateral Properties or the Businesses, in any amount reportable under the federal Comprehensive Environmental Response, Compensation and Liability Act or any analogous state law, except releases in compliance with any Environmental Laws.

                                             (v) To  the  best  of  Borrower's
                        knowledge, there has been no release or threat of release of Hazardous Materials at or from the Collateral
                        Properties,  or  arising   from  or  related   to   the
                        operations (including, without limitation, disposal) of a Credit Party or any of its Subsidiaries in
                        connection   with   the   Collateral   Properties   or
                        otherwise in connection with the Businesses except in compliance with Environmental Laws.

                                            (vi)   None   of   the    Collateral
                        Properties contains, or to the best of our knowledge has previously contained, any Hazardous Materials at, on or under the Collateral Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                                           (vii)  Neither the  Borrower  nor any
                        Collateral Guarantor has knowingly assumed any liability of any Person (other than another Credit Party) under any Environmental Law.

                        (b) Each Credit Party and each of its  Subsidiaries  has
            adopted procedures that are designed to (i) ensure that each such party, any of its operations and each of the properties owned or leased by such party remains in compliance with applicable Environmental Laws and (ii) minimize any liabilities or potential liabilities that each such party, any of its operations and each of the properties owned or leased by each such party may have under applicable Environmental Laws.

            6.19        Solvency.

            Each Credit Party, is and, after consummation of the transactions contemplated by this Credit Agreement, will be Solvent.

            6.20        Investments.

            All Investments of the Borrower and the Collateral Guarantors are either Permitted Investments or otherwise permitted by the terms of this Credit Agreement.

            6.21        Location of Collateral.

            Set forth on Schedule 6.21(a) is a list of all Collateral Properties (with street address, county and state where located). Set forth on Schedule 6.21(b) is a list of all locations where any personal property of the Borrower or any Collateral Guarantor is located, including county and state where located. Set forth on Schedule 6.21(c) is the chief executive office and principal place of business of the Borrower and each Collateral Guarantor.
Schedules 6.21(a), 6.21(b) and 6.21(c) may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

            6.22        Disclosure.

            Neither this Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Credit Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

            6.23        Licenses, etc.

            The Credit Parties and their Subsidiaries have obtained, and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted, except where the failure to obtain the same would not have a Material Adverse Effect.

            6.24        No Burdensome Restrictions.

            No Credit Party nor any of its Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, would have or be reasonably expected to have a Material Adverse Effect.

            6.25        Collateral Documents.

            The Collateral Documents create valid first-priority security interests in, and first mortgage Liens on, the Collateral purported to be covered thereby, which security interests and mortgage Liens are and will remain perfected security interests and mortgage Liens, prior to all other Liens other than Permitted Liens. Each of the representations and warranties made by the Credit Parties in the Collateral Documents is true and correct in all material respects.

            6.26        Year 2000 Compliance.

            Each Credit Party reasonably believes that the Year 2000 Problem has been appropriately addressed by it, through the development of appropriate software programs or applications or through its acquisition of any necessary hardware, and the Year 2000 Problem will not exist with respect to it or any of its Subsidiaries on and after January 1, 2000, to the extent such Year 2000 Problem could reasonably be expected to cause a Material Adverse Effect.


                                    SECTION 7

                              AFFIRMATIVE COVENANTS

            Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans, together with interest and fees and other obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated:

            7.1         Information Covenants.

            The Borrower and Guarantors will furnish, or cause to be furnished, to the Administrative Agent and each of the Lenders:

                        (a) Audited Financial Statements.  As soon as available,
            but in any event within 90 days after the end of each fiscal year, an audited consolidated balance sheet of UDRT and its Subsidiaries as of the end of the fiscal year and the related consolidated statements of operations, shareholders' equity and cash flows for the year, audited by Ernst & Young LLP, or other firm of independent certified public accountants of nationally recognized standing, setting forth in each case in comparative form the figures for the previous year, reported without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification.

                        (b) Quarterly Financial Statements. As soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters, a UDRT-prepared consolidated balance sheet of UDRT and its Subsidiaries as of the end of the quarter and related UDRT-prepared consolidated statements of operations and cash flows for such quarterly period and for the fiscal year to date, in each case setting forth in comparative form the consolidated figures for the corresponding period or periods of the preceding fiscal year or the portion of the fiscal year ending with such period, as applicable, in each case subject to normal recurring year-end audit adjustments. As soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters, a UDRLP-prepared consolidated balance sheet of UDRLP and its Subsidiaries as of the end of the quarter and related UDRLP-prepared consolidated statements of operations and cash flows for such quarterly period and for the fiscal year to date, in each case setting forth in comparative form the consolidated figures for the corresponding period or periods of the preceding fiscal year or the portion of the fiscal year ending with such period, as applicable, in each case subject to normal recurring year-end audit adjustments.

            All of the foregoing financial statements shall be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and shall be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change in the application of accounting principles as provided in Section 1.3.

                        (c) Quarterly  Reports.  As soon as available and in any
            event within 45 days after the end of each fiscal quarter of the Credit Parties, detailed occupancy and net operating income reports and detailed operations statements on each parcel of Collateral Property.

                        (d) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief financial officer of UDRLP, substantially in the form of Exhibit 7.1(d), (i) demonstrating compliance with the financial covenants contained in Section 7.2 by calculation thereof as of the end of each such fiscal period and
            (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

                        (e) Annual Projections.  Within 30 days after the end of
            each fiscal year of the Credit Parties, summary annual projections for each real property owned by UDRLP or any of its Subsidiaries (other than the Borrower and its Subsidiaries) and detailed annual projections for each parcel of Collateral Property owned by the Borrower and its Subsidiaries.

                        (f) Balance Sheets. Prior to February 15, 1999, a balance sheet of (i) the Borrower and its Subsidiaries and (ii) UDRT and its Subsidiaries, in each case as of December 31, 1998 and prepared by such Credit Party in conformity with GAAP and certified as correct by the chief financial officer of such Credit Party.

                        (g) Auditor's Reports.  Promptly upon receipt thereof, a
            copy of any "management letter" submitted by independent accountants to any Credit Party or any of its Subsidiaries in connection with any annual, interim or special audit of the books of such Credit Party or any of its Subsidiaries. Without limiting the foregoing, Concurrently with the delivery of the financial statements referred to in subsection 7.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate.

                        (h) Reports. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Credit Party or any of its Subsidiaries shall send to its shareholders or partners generally and (ii) upon the written request of the Collateral Agent, all reports and written information to and from the United States
            Environmental  Protection  Agency,  or any  state  or  local  agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

                        (i) Notices. Upon a Credit Party obtaining knowledge thereof, such Credit Party will give written notice to the Administrative Agent immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, (ii) the occurrence of any of the following with respect to any Credit Party or any of its Subsidiaries (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against any Credit Party or any of its Subsidiaries which if adversely determined would have or would be reasonably expected to have a Material Adverse Effect, or
            (B) the institution of any proceedings against any Credit Party or any of its Subsidiaries with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which would have or would be reasonably expected to have a Material Adverse Effect and (i) any information that a Credit Party may have a Year 2000 Problem on or after January 1, 2000.

                        (j) ERISA.  Upon a Credit  Party or any ERISA  Affiliate
            obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent promptly (and in any event within five Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against a Credit Party or any ERISA Affiliate, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which a Credit Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect; together, with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of a Credit Party briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by a Credit Party or any ERISA Affiliate with respect thereto. Promptly upon request, the Borrower shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                        (k)         Environmental.

                                             (i) Subsequent to a notice from any
                         Governmental Authority that would reasonably cause concern or during the existence of an Event of Default, and upon the written request of the Collateral Agent, the Borrower will furnish or cause to be furnished to the Administrative Agent, at the Borrower's expense, an updated report of an environmental assessment of reasonable scope, form and depth, including, where appropriate, invasive soil or groundwater sampling, by a consultant reasonably acceptable to the Collateral Agent as to the nature and extent of the presence of any Hazardous Materials on any property owned, leased or operated by a Borrower or Collateral Guarantor and as to the compliance by the Borrower and Collateral Guarantors with Environmental Laws. If the Borrower fails to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Collateral Agent may arrange for same, and the Borrower hereby grants to the Collateral Agent and their representatives access to the Collateral
                         Properties and a license of a scope reasonably necessary to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Collateral Agent pursuant to this provision will be payable by the Borrower on demand and added to the obligations secured by the Collateral Documents.

                                            (ii)  Each of the  Borrower  and the
                        Collateral Guarantor will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Hazardous Materials on, from, or affecting any real property owned or leased by the Borrower or a Collateral Guarantor to the extent necessary to be in compliance with all Environmental Laws and all other applicable federal, state, and local laws, regulations, rules and policies and with the orders and directives of all Governmental Authorities exercising jurisdiction over such real property to the extent any failure would have or be reasonably expected to have a Material Adverse Effect.

                        (l) Other Information.  With reasonable  promptness upon
            any such request, such other information regarding the business, properties or financial condition of the Credit Parties as an Agent or any Lender may reasonably request.

            7.2         Financial Covenants.

                        (a) Incorporation of Financial Covenants from UDRT Facility. The Credit Parties and the Lenders agree that the financial covenants set forth in Section 7.9 of the UDRT Facility (and corresponding definitions used therein), as such covenants may be amended from time to time, are incorporated herein by reference as if restated herein. The Credit Parties acknowledge that they shall be bound by such financial covenants and that a breach of any such financial covenant shall constitute an Event of Default hereunder.

                        (b) Total Debt to Tangible  Fair Market Value Ratio.  As
            of the end of each fiscal quarter commencing with the fiscal quarter ending March 31, 1999, the ratio of total Indebtedness of the Credit Parties to Tangible Fair Market Value shall be less than or equal to
            0.60 to 1.0.

                        (c) Development Limitation. As of the end of each fiscal
            quarter commencing with the fiscal quarter ending March 31, 1999, the total amount of actual expenditures made by the Credit Parties during such fiscal quarter on properties under development shall not exceed $40,000,000.

                        (d) Total  Budgeted  Project Costs of  Properties  Under
            Development Limitation. As of the end of each fiscal quarter commencing with the fiscal quarter ending March 31, 1999, the total budgeted costs (whether previously incurred or to be incurred) to complete all properties of the Credit Parties under development shall be less than or equal to 10% of Tangible Fair Market Value.

                        (e) Collateral  Properties Leverage Ratio. As of the end
            of each fiscal quarter commencing with the fiscal quarter ending March 31, 1999, the Collateral Properties Leverage Ratio shall be less than 0.75 to 1.0.

                        (f) Debt Service  Coverage  Ratio. As of the end of each
            fiscal quarter commencing March 31, 1999, the Debt Service Coverage Ratio shall be greater than or equal to 1.20 to 1.0.

                        (g) Tangible Net Worth.  The Tangible Net Worth shall at
            all times be equal to or greater than $350,000,000.

            For purposes determining compliance with the financial covenants above, a property will be deemed under development until a certificate of occupancy is issued for the entire property and 75% of all units in such property have been leased in accordance with the Borrower's standard leasing practices.

            7.3         Preservation of Existence, Franchises, and Management
                        Agreements.

            Each of the Credit Parties will do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority except as permitted by Section 8.4. Without limiting the generality of the foregoing, (i) UDRT will do all things necessary to maintain its status as a Real Estate Investment Trust (REIT) and (ii) each Credit Party which is a party thereto shall do all things necessary to keep in full force and effect each of the management agreements described on Schedule 7.3.

            7.4         Books and Records.

            Each of the Credit Parties will, and will cause its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

            7.5         Compliance with Law.

            Each of the Credit Parties will, and will cause its Subsidiaries to, comply with all material laws, rules, regulations and orders, and all applicable material restrictions imposed by all Governmental Authorities, applicable to it and its property (including, without limitation, Environmental Laws and ERISA).

            7.6         Payment of Taxes and Other Indebtedness.

            Each of the Credit Parties will, and will cause its Subsidiaries to, pay, settle or discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that a Credit Party or any of its Subsidiaries shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) would have a Material Adverse Effect.

            7.7         Insurance.

            Each of the Credit Parties will, and will cause its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice. All liability policies of the Borrower and any Collateral Guarantor shall have the Collateral Agent, on behalf of the Lenders, as an additional insured and all casualty policies shall have the Administrative Agent, on behalf of the Lenders, as loss payee with respect to the Collateral.

In the event there occurs any material loss, damage to or destruction of the Collateral, the Borrower shall promptly give written notice thereof to the Collateral Agent generally describing the nature and extent of such damage or destruction. Subsequent to any loss, damage to or destruction of the Collateral, the Borrower, or a Collateral Guarantor, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at the Borrower's (or such Collateral Guarantor's) cost and expense, will promptly repair or replace the Collateral so lost, damaged or destroyed; provided, however, that the Borrower or a Collateral Guarantor need not repair or replace the Collateral so lost, damaged or destroyed to the extent the failure to make such repair or replacement (a) is desirable to the proper conduct of the business of the Borrower or a Collateral Guarantor in the ordinary course and otherwise is in the best interest of the Borrower or a Collateral Guarantor and (b) would not materially impair the rights and benefits of the Agents or the Lenders under this Credit Agreement or any other Credit Document. In the event the Borrower or a Collateral Guarantor shall receive any insurance proceeds, as a result of any loss, damage or destruction, in a net amount in excess of $1,000,000, the Borrower, or such Collateral Guarantor, will immediately pay over such proceeds to the Collateral Agent as cash collateral for the Credit Party Obligations. The Collateral Agent agrees to release such insurance proceeds to the Borrower, or the applicable Collateral Guarantor, for replacement or restoration of the portion of the Collateral lost, damaged or destroyed if (A) within 15 days from the date the Collateral Agent receives such insurance proceeds, the Collateral Agent has received written application for such release from the Borrower, or such Collateral Guarantor, together with evidence reasonably satisfactory to it that the Collateral lost, damaged or destroyed has been or will be replaced or restored to its condition (or by Collateral having a value at least equal to the condition of the asset subject to the loss, damage or destruction) immediately prior to the loss, destruction or other event giving rise to the payment of such insurance proceeds and (B) on the date of such release no Default or Event of Default exists. If the conditions in the preceding sentence are not met, the Collateral Agent shall, on the first Business Day subsequent to the date 30 days after it received such insurance proceeds, apply such insurance proceeds as a mandatory prepayment of the Credit Party Obligations for application in accordance with the terms of
Section 3.3(c). All insurance proceeds shall be subject to the security interest of the Lenders under the Collateral Documents.

The present insurance coverage of the Credit Parties and their Subsidiaries is outlined as to carrier, policy number, expiration date, type and amount on
Schedule 7.7(a), as Schedule 7.7(a) may be amended from time to time by written notice to the Administrative Agent.

It is the intent of the parties hereto that the application of insurance proceeds and all of the other provisions of this Section 7.7 be construed according to the law of the State of North Carolina. However, if this Section
7.7 is ever construed under the law of the State of California, then notwithstanding the provisions set forth above (except for any destruction which occurs during the six (6) months immediately preceding the Term Loan Maturity
Date), the provisions set forth on Schedule 7.7 (b) shall apply to the Borrower's use of insurance proceeds to the extent of any conflict between the terms of this Section 7.7 and the terms set forth on Schedule 7.7(b).

            7.8         Maintenance of Property.

            Each of the Credit Parties will maintain and preserve its properties and equipment in good repair, working order and condition, normal wear and tear excepted (subject to damage by casualties), and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

            7.9         Performance of Obligations.

            Each of the Credit Parties will perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

            7.10        Use of Proceeds.

            The Borrower will use the proceeds of the Loans solely (a) to refinance existing Indebtedness on the Collateral Properties and (b) for other general corporate purposes of the Borrower and its Subsidiaries.

            7.11        Audits/Inspections.

            Upon reasonable notice and during normal business hours, each Credit Party will, and will cause its Subsidiaries to, permit representatives appointed by an Agent, including, without limitation, independent accountants, agents, attorneys and appraisers to visit and inspect such Credit Party's or such Subsidiary's property, including, without limitation, the Collateral Properties, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit an Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of the Credit Parties and their Subsidiaries.

            7.12        Additional Credit Parties.

            At the time the Borrower or a Collateral Guarantor forms or acquires a new Subsidiary, the Borrower shall so notify the Administrative Agent and immediately shall cause such new Subsidiary to (a) execute a Joinder Agreement in substantially the same form as Exhibit 7.12, (b) execute any and all necessary mortgages, deeds of trust, deeds to secure debt or other appropriate real estate collateral documentation in a form substantially similar to the Mortgages, with appropriate covenants as necessary and (c) deliver such other documentation as the Administrative Agent or Collateral Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, environmental reports, certified resolutions and other organizational and authorizing documents of such Subsidiary and favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent.

            7.13        Refinancing of Collateral Properties.

            If the Borrower or a Collateral Guarantor refinances a Collateral Property, the Borrower shall immediately pay to the Administrative Agent an amount equal to at least the amount required by Section 3.3(b)(ii).

            In  connection  with a  refinancing  of a Collateral  Property,  the
Collateral  Agent  agrees that it shall (and the Lenders  hereby  authorize  the
Collateral Agent to), upon satisfaction of the above conditions and at the Borrower's request and expense, promptly deliver to the Borrower such documentation as is reasonably necessary to evidence the release of the Lenders' security interest in such Collateral Property (and the personal property with respect thereto) and, if appropriate, to release a Collateral Guarantor from its guaranty obligations hereunder.

            7.14        Collateral.

            If subsequent to the Closing Date, the Borrower or a Collateral Guarantor (a) acquires or leases any real property or (b) acquires any personal property required to be delivered by the Collateral Documents or located in a new jurisdiction not set forth on Schedule 6.21(b), the Borrower shall promptly notify the Collateral Agent of same. The Borrower and the Collateral Guarantors shall take such action as requested by the Collateral Agent, at the Borrower's expense, to ensure the Lenders have a first priority Lien in all assets of the Borrower and the Collateral Guarantors, subject only to Permitted Liens. Notwithstanding this Section 7.14, the Lenders agree that the Liens in favor of the Lenders shall be released and the Collateral Guarantors may be released from their guaranty obligations hereunder in accordance with the terms and conditions of Section 7.13 and 8.5 (and the Lenders hereby authorize the Collateral Agent to execute and deliver such documentation necessary to evidence such releases).

                                    SECTION 8

                               NEGATIVE COVENANTS

            Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated:

            8.1         Indebtedness.

            No Credit Party will, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                        (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

                        (b) Indebtedness existing as of the Closing Date as referenced in Section 6.10 (and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension);

                        (c) Indebtedness in respect of current accounts payable and accrued expenses incurred in the ordinary course of business; and

                        (d) Indebtedness of a Credit Party or any of its Subsidiaries (other than the Borrower or a Collateral Guarantor); provided that no Default or Event of Default exists at the time of such incurrence of Indebtedness or is caused by such incurrence of Indebtedness.

            8.2         Liens.

            Neither the Borrower nor any Collateral Guarantor will contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens; provided that this Section 8.2 shall not apply to Collateral Guarantors that have been released from their guaranty obligations hereunder pursuant to Sections 7.13 or 8.5.

            8.3         Nature of Business.

            No Credit Party will alter the character of its business from that conducted as of the Closing Date.

            8.4         Consolidation and Merger.

            No Credit Party (other than UDRT) will enter into any transaction of merger or consolidation and no Credit Party (including UDRT) will enter into any transaction to liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that notwithstanding the foregoing provisions of this
Section 8.4, any Collateral Guarantor may be merged or consolidated with or into the Borrower or any other Collateral Guarantor if (a) the transaction is between the Borrower and the Collateral Guarantor, the Borrower is the continuing or surviving entity; (b) the Administrative Agent is given prior written notice of such action, and the Borrower and the Collateral Guarantor execute and deliver such documents, instruments and certificates as the Collateral Agent may request in order to maintain the perfection and priority of the Liens on the assets of the Borrower and the Collateral Guarantors; and (c) after giving effect thereto no Default or Event of Default exists.

            8.5         Sale or Lease of Assets.

            No Credit Party will convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or assets whether now owned or hereafter acquired other than (a) the sale or transfer of assets by a Credit Party (other than the Borrower or a Collateral Guarantor); provided that no Default or Event of Default exists at the time of such sale or transfer or is caused by such sale or transfer and the Borrower makes a prepayment on the outstanding principal balance of the Term Loan as required by Section 3.3(b)(ii) at the time of such sale and (b) the transfer of assets which constitute a Permitted Investment.

            Upon a sale of assets permitted by this Section 8.5, the Collateral Agent shall promptly deliver to the Borrower (and the Lenders hereby authorize the Collateral Agent to), upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Lenders' security interest in such assets, including, without limitation, amendments or terminations of UCC financing statements and, if appropriate, to release a Collateral Guarantor from its guaranty obligations hereunder.

            8.6         Advances, Investments and Loans.

            Neither the Borrower nor any Collateral Guarantors will make any Investments except for Permitted Investments.

            8.7         Restricted Payments.

                        (a) No Credit Party will directly or indirectly, declare
            or pay any dividends or make any other distribution upon any shares of its capital stock of any class or with respect to any of its partnership interests that exceeds, in the aggregate, 90% of Funds From Operations earned subsequent to the Closing Date; provided that any Subsidiary of the Borrower may pay dividends to the Borrower and, without duplication, any Credit Party may make dividends or distributions necessary to maintain its status as a real estate investment trust; and

                        (b) Neither the Borrower, UDRT, UDRLP nor any Collateral
            Guarantors will, at any time, purchase, redeem (other than redemption of operating partnership units) or otherwise acquire or retire or make any provisions for redemption, acquisition or retirement of any shares of its capital stock of any class or any warrants or options to purchase any such shares or with respect to any of its partnership interests.

                        (c) No Credit Party shall  prepay,  redeem,  purchase or
            defease any amount of any Subordinated Debt.

            8.8         Transactions with Affiliates.

            Except as set forth on Schedule 8.8, no Credit Party will enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

            8.9         Fiscal Year; Organizational Documents.

            No Credit Party will change its fiscal year. Neither the Borrower nor any of the Collateral Guarantors will change its articles or certificate of incorporation, bylaws, articles or certificate of partnership, partnership agreement, articles of organization or operating agreement, as applicable.

            8.10        Limitations.

            No Credit Party will directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to pay any Indebtedness owed to the Borrower or any other Credit Party.

            8.11        Negative Pledges.

            Neither the Borrower nor any Collateral Guarantors will enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation except as provided under the Credit Documents.

            8.12        Subordinated Debt.

            No Credit Party will, without the written consent of the Required Lenders, permit an amendment or modification to any Subordinated Debt if such amendment or modification would materially adversely affect the Lenders.


                                    SECTION 9

                                EVENTS OF DEFAULT

            9.1         Events of Default.

            An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                        (a) Payment. Any Credit Party shall default in the payment (i) within ten days of when due of any principal of any Loans in connection with mandatory prepayments required by Section 3.3(b), (ii) when due of any principal of any of the Loans in connection with payments required by any other section of this Credit Agreement or (iii) within three days of when due of any interest on the Loans or any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

                        (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

                        (c)         Covenants.  Any Credit Party shall:

                                             (i) default in the  due performance
                        or observance of any term, covenant or agreement contained in Sections 7.2, 7.6, 7.10, 7.11, 7.12, 7.13,
                        7.14,  or 8.1 through 8.12 inclusive; or

                                            (ii) default in the due  performance
                        or observance by it of any term, covenant or agreement contained in Section 7.1 and such default shall continue unremedied for a period of five Business Days after the earlier of an officer of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent; or

                                           (iii) default in the due  performance
                        or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or
                        (c)(i) or (ii) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of an officer of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent.

                        (d) Other Credit  Documents.  (i) Any Credit Party shall
            default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of an officer of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent, or (ii) any Credit Document shall fail to be in full force and effect or any Credit Party shall so assert or any Credit Document shall fail to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby.

                        (e) Guaranties.  The guaranty given by any of the Credit
            Parties hereunder or by any Additional Credit Party hereafter or any provision thereof shall cease to be in full force and effect, or any Guarantor hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty.

                        (f)  Bankruptcy,  etc.  The  occurrence  of  any  of the
            following with respect to any Credit Party or any of its Subsidiaries (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of any Credit Party or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Credit Party or any of its Subsidiaries or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against any Credit Party or any of its Subsidiaries and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) any Credit Party or any of its Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) any Credit Party or any of its Subsidiaries shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

                        (g) Defaults under Other Agreements. With respect to any
            Indebtedness (other than Indebtedness outstanding under this Credit Agreement, but specifically including, without limitation, the Indebtedness evidenced by the UDRT Facility) of any Credit Party or any of its Subsidiaries in an aggregate principal amount in excess of $5,000,000, (i) a Credit Party shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default (after giving effect to any applicable grace period) in the observance or performance of any term, covenant or agreement relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof; or (iii) any such Indebtedness shall mature and remain unpaid.

                        (h) Judgments. One or more judgments, orders, or decrees
            shall be entered against any one or more of the Credit Parties involving a liability of $5,000,000 or more, in the aggregate (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage), and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor or (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (A) the last day on which such judgment, order or decree becomes final and unappealable or (B) 20 days.

                        (i) ERISA Events. The occurrence of any of the following
            events or conditions, unless such event or occurrence would not have or be reasonably expected to have a Material Adverse Effect: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of a Credit Party or any ERISA Affiliate in favor of the PBGC or a Plan; (2) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in
            (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) a Credit Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject a Credit Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which a Credit Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                        (j)   Ownership.  There shall occur a Change of Control.

            9.2         Acceleration; Remedies.

            Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived in writing by the Required Lenders (or the Lenders as may be required hereunder), the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower, take any of the following actions without prejudice to the rights of the Agents or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

                        (a) Termination of Commitments.  Declare the Commitments
            terminated   whereupon   the   Commitments   shall  be   immediately
            terminated.

                        (b) Acceleration of Loans.  Declare the unpaid principal
            of and any accrued interest in respect of all Loans and any and all other indebtedness or obligations of any and every kind owing by a Credit Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

                        (c) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders, which notice or other action is expressly waived by the Credit Parties.

Notwithstanding the fact that enforcement powers reside primarily with the Administrative Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

            9.3         Allocation of Payments After Event of Default.

            Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent, the Collateral Agent or any Lender on account of amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

                        FIRST,  to the payment of all  reasonable  out-of-pocket
            costs and expenses (including without limitation reasonable attorneys' fees) of the Agents in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Agents with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

                        SECOND, to payment of any fees owed to an Agent;

                        THIRD,  to the payment of all  reasonable  out-of-pocket
            costs and expenses, (including, without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents;

                        FOURTH,  to the payment of all accrued fees and interest
            payable to the Lenders hereunder;

                        FIFTH,  to  the  payment  of the  outstanding  principal
            amount of the Loans, pro rata, as set forth below;

                        SIXTH, to all other  obligations which shall have become
            due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                        SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate then outstanding Loans) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH," "FIFTH," and "SIXTH" above.


                                   SECTION 10

                                AGENCY PROVISIONS

            10.1        Appointment.

            Each Lender hereby designates and appoints NationsBank, N.A. as Administrative Agent and Collateral Agent of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agents, as the agents for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agents shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agents. The provisions of this Section are solely for the benefit of the Agents and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

            10.2        Delegation of Duties.

            An Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. An Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            10.3        Exculpatory Provisions.

            Neither the Agents nor any of their officers, directors,  employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or
(b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by an Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agents shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit
Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by an Agent to the Lenders or by or on behalf of the Credit Parties to the Agents or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties. The Agents are not trustees for the Lenders and owe no fiduciary duty to the Lenders.

            10.4        Reliance on Communications.

            The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Agents with reasonable care). Each Agent may deem and treat each Lender as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 11.3(b). The Agents shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

            10.5        Notice of Default.

            An Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders and as is permitted by the Credit Documents.

            10.6        Non-Reliance on Agents and Other Lenders.

            Each Lender expressly acknowledges that neither the Agents, NationsBanc Montgomery Securities LLC ("NMS") nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agents, NMS or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Agents or NMS to any Lender. Each Lender represents to the Agents and NMS that it has, independently and without reliance upon the Agents or NMS or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and made its own decision to make its
Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents, NMS or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Agents and NMS shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Credit Parties which may come into the possession of the Agents, NMS or any of their officers, directors, employees, agents, attorneys-in-fact or affiliates.

            10.7        Indemnification.

            The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interest of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Credit Party Obligations) be imposed on, incurred by or asserted against an Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by an Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of an Agent. If any indemnity furnished to an Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of the Credit Party Obligations and all other amounts payable hereunder and under the other Credit Documents.

            10.8        Agents in Their Individual Capacity.

            Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any other Credit Party as though such Agent were not an Agent hereunder. With respect to the Loans made and all obligations owing to it, an Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

            10.9        Successor Agent.

            Any Agent may, at any time, resign upon 20 days written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 45 days after the notice of resignation, then the retiring Agent shall select a successor Agent provided such successor is an Eligible Assignee. Upon the acceptance of any appointment as an Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as an Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Credit Agreement.

                                   SECTION 11

                                  MISCELLANEOUS

            11.1        Notices.

            Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto.

            11.2        Right of Set-Off.

            In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in
Section 9.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto; provided, however, that no right of set-off shall be exercised against accounts identified as holding tenant security deposits. The Credit Parties hereby agree that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.3(c) or 3.8 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

            11.3        Benefit of Agreement.

                        (a) Generally.  This Credit  Agreement  shall be binding
            upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign and transfer any of its interests (except as permitted by Section 8.4 or 8.5) without the prior written consent of the Lenders; and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in subsections (b) and (c) of this Section 11.3.
            Notwithstanding the above (including anything set forth in subsections (b) and (c) of this Section 11.3), nothing herein shall restrict, prevent or prohibit any Lender from (A) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (B) granting assignments or participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate of such Lender or to any existing Lender or Affiliate thereof.

                        (b) Assignments. In addition to the assignments permitted by Section 11.3(a), each Lender may, with the prior written consent of the Borrower and the Administrative Agent (provided that no consent of the Borrower shall be required during the existence and continuation of an Event of Default), which consent shall not be unreasonably withheld or delayed, assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of Exhibit 11.3 to one or more Eligible Assignees; provided that (i) any such assignment shall be in a minimum aggregate amount of $10,000,000 of the Commitments and in integral multiples of $1,000,000 above such amount (or the remaining amount of Commitments held by such Lender) and (ii) each such assignment shall be of a constant, not varying, percentage of all of the assigning Lender's rights and obligations under the Commitment being assigned. Any assignment hereunder shall be effective upon satisfaction of the conditions set forth above and delivery to the Administrative Agent of a duly executed assignment agreement together with a transfer fee of $3,500 payable to the Administrative Agent for its own account. Upon the effectiveness of any such assignment, the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. The Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note or Notes (but with notation thereon that it is given in substitution for and replacement of the original Note or Notes or any replacement notes thereof).

            By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee;
            (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agents, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Agents to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Agents by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

                        (c) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or fees in respect of any Loans in which the participant is participating or increase any Commitments with respect thereto, (B) postpone the date fixed for any payment of principal (including the extension of the final maturity of any Loan or the date of any mandatory prepayment), interest or fees in which the participant is participating, or (C) release all or substantially all of the collateral or guaranties (except as expressly provided in the Credit Documents) supporting any of the Loans or Commitments in which the participant is participating,
            (iii) sub-participations by the participant (except to an Affiliate, parent company or Affiliate of a parent company of the participant) shall be prohibited and (iv) any such participations shall be in a minimum aggregate amount of $10,000,000 of the Commitments and in integral multiples of $1,000,000 in excess thereof. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided, however, that such participant shall be entitled to receive additional amounts under Sections 3.9, 3.12, 3.13 and 3.14 to the same extent that the Lender from which such participant acquired its participation would be entitled to the benefit of such cost protection provisions.

            11.4        No Waiver; Remedies Cumulative.

            No failure or delay on the part of an Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any Credit Party and the Agents or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agents or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents or the Lenders to any other or further action in any circumstances without notice or demand.

            11.5        Payment of Expenses; Indemnification.

            The Credit Parties agree to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Agents and NationsBanc Montgomery Securities LLC ("NMS") in connection with (A) the negotiation, preparation, execution and delivery, syndication and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, special counsel to the Agents and the fees and expenses of counsel for the Agents in connection with collateral issues), and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement, and (ii) the Agents and the Lenders in connection with (A) enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agents and each of the Lenders, and (B) any bankruptcy or insolvency proceeding of a Credit Party or any of its Subsidiaries, and (b) indemnify each Agent, NMS and each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Agent, NMS or Lender is a party thereto) related to (i) the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified), (ii) any Environmental Claim and (iii) any claims for Non-Excluded Taxes.

            11.6        Amendments, Waivers and Consents.

            Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the then Credit Parties; provided that no such amendment, change, waiver, discharge or termination shall without the consent of each Lender affected thereby:

                        (a) extend the final maturity of any Loan or any portion
            thereof or postpone any other date fixed for any payment of principal;

                        (b) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder;

                        (c) reduce or waive the principal amount of any Loan;

                        (d) increase the  Commitment of a Lender over the amount
            thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or a waiver of any mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

                        (e) release all or  substantially  all of the Collateral
            securing the Credit Party Obligations hereunder (provided that the Collateral Agent may, without consent from any other Lender, release any Collateral that is sold or transferred by a Credit Party in conformance with Section 8.5 or refinanced in accordance with
            Section 7.13);

                        (f) release the Borrower or any of the other Credit Parties from its obligations under the Credit Documents;

                        (g) amend, modify or waive any provision of this Section
            or Section 3.4, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 9.1(a),
            11.2, 11.3 or 11.5;

                        (h) reduce any  percentage  specified  in, or  otherwise
            modify, the definition of Required Lenders; or

                        (i) consent to the assignment or transfer by the Borrower of any of its rights and obligations under (or in respect of) the Credit Documents except as permitted under Section 8.4.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

            11.7        Counterparts; Telecopy.

            This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart. Delivery of executed counterparts by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

            11.8        Headings.

            The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

            11.9        Defaulting Lender.

            Each Lender understands and agrees that if such Lender is a Defaulting Lender then notwithstanding the provisions of Section 11.6 it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

            11.10       Survival of Indemnification and Representations and
                        Warranties.

            All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans and the repayment of the Loans and other obligations and the termination of the Commitments hereunder.

            11.11       Governing Law; Jurisdiction.

                        (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (OTHER
            THAN THE MORTGAGES) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of North Carolina in Mecklenburg County, or of the United States for the Western District of North Carolina and, by execution and delivery of this Credit Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective 15 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against a Credit Party in any other jurisdiction. Each Credit Party agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided that nothing in this Section 11.11(a) is intended to impair a Credit Party's right under applicable law to appeal or seek a stay of any judgment.

                        (b) Each  Credit  Party  hereby  irrevocably  waives any
            objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            11.12       Waiver of Jury Trial.

            EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            11.13       Time.

            All references to time herein shall be references to Eastern Standard Time or Eastern Daylight Time, as the case may be, unless specified otherwise.

            11.14       Severability.

            If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

            11.15       Entirety.

            This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

            11.16       Binding Effect.

            This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrower, the Guarantors and the Agents, and the Agents shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Agents and each Lender and their respective successors and assigns.

            11.17       Confidentiality.

            Each Lender agrees that it will use its reasonable best efforts to keep confidential and to cause any representative designated under Section 7.11 to keep confidential any non-public information from time to time supplied to it under any Credit Document; provided, however, that nothing herein shall prevent the disclosure of any such information to (a) the extent a Lender in good faith believes such disclosure is required by Requirement of Law, (b) counsel for a Lender or to its accountants, (c) bank examiners or auditors or comparable Persons, (d) any affiliate of a Lender, (e) any other Lender, or any assignee, transferee or participant, or any potential assignee, transferee or participant, of all or any portion of any Lender's rights under this Agreement who is notified of the confidential nature of the information or (f) any other Person in connection with any litigation to which any one or more of the Lenders is a party; and provided further that no Lender shall have any obligation under this
Section 11.17 to the extent any such information becomes available on a non-confidential basis from a source other than a Credit Party or that any information becomes publicly available other than by a breach of this Section 11.17.

            11.18       Continuance of Indebtedness and Collateral.

            The parties hereto acknowledge that the Revolving Loans and Collateral referenced in the Existing Credit Agreement are the same Loans and Collateral referenced hereunder and that the principal amount of Revolving Loans outstanding under the Existing Credit Agreement have not been paid in full and reborrowed in connection with the amendment and restatement of the Existing Credit Agreement. Furthermore, it is the intent of the parties hereto that the Indebtedness referenced herein not constitute a novation in any manner whatsoever.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:
                                           AAC FUNDING PARTNERSHIP III,
                                           a Delaware general partnership

                                           By:  United Dominion Realty, L.P.,
                                                a Virginia limited partnership,
                                                its general partner

                                                By: United Dominion Realty
                                                       Trust, Inc.,
                                                    a Virginia corporation,
                                                    its sole general partner

                                                By: ____________________________
                                                Name: __________________________
                                                Title: _________________________

                                           By:  AAC Funding III, Inc.,
                                                a Delaware corporation,
                                                its general partner

                                                By: ____________________________
                                                Name: __________________________
                                                Title: _________________________

GUARANTORS:
                                           UNITED DOMINION REALTY, L.P.,
                                           a Virginia limited partnership

                                           By:  United Dominion Realty
                                                   Trust, Inc.,
                                                a Virginia corporation,
                                                its sole general partner

                                                By: ____________________________
                                                Name: __________________________
                                                Title:  ________________________

                                           UNITED DOMINION REALTY TRUST, INC.,
                                           a Virginia corporation

                                                By: ____________________________
                                                Name: __________________________
                                                Title:  ________________________

                                           AAC FUNDING PARTNERSHIP II,
                                           a Delaware general partnership

                                           By:  United Dominion Realty, L.P.,
                                                a Virginia limited partnership,
                                                its general partner

                                                By:  United Dominion Realty
                                                        Trust, Inc.,
                                                     a Virginia corporation,
                                                     its sole general partner

                                                     By: _______________________
                                                     Name: _____________________
                                                     Title:  ___________________

                                           By:  AAC Funding II, Inc.,
                                                a Delaware corporation,
                                                its general partner

                                                By: ____________________________
                                                Name: __________________________
                                                Title:  ________________________


                                           COASTAL ANAHEIM PROPERTIES, LLC,
                                           a Delaware limited liability company

                                                By:  United Dominion Realty,
                                                        L.P.,
                                                     a Virginia limited
                                                        partnership,
                                                     its ____________

                                                     By: United Dominion Realty
                                                            Trust, Inc.,
                                                         a Virginia corporation,
                                                         its sole general
                                                            partner

                                                         By: ___________________
                                                         Name: _________________
                                                         Title: ________________

                                           WINDWARD POINT, LLC,
                                           a California limited liability
                                              company

                                                 By: United Dominion Realty,
                                                        L.P.,
                                                     a Virginia limited
                                                        partnership,
                                                     its ____________

                                                     By: United Dominion Realty
                                                            Trust, Inc.,
                                                         a Virginia corporation,
                                                         its sole general
                                                            partner

                                                         By: ___________________
                                                         Name: _________________
                                                         Title:  _______________


                                           REGENCY PARK, L.P.,
                                           an Indiana limited partnership

                                                  By: United Dominion Realty,
                                                         L.P.,
                                                      a Virginia limited
                                                         partnership,
                                                      its general partner

                                                      By: United Dominion Realty
                                                             Trust, Inc.,
                                                          a Virginia
                                                             corporation,
                                                          its sole general
                                                             partner

                                                          By: __________________
                                                          Name: ________________
                                                          Title: _______________

LENDERS:

                                           NATIONSBANK, N.A.,
                                           individually in its capacity as a
                                           Lender and in its capacity as
                                           Administrative Agent and Collateral
                                           Agent

                                           By: _________________________________
                                           Name: _______________________________
                                           Title:  _____________________________